AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 2005
                                                     REGISTRATION NO. 333-119034

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                                (Amendment No. 4)
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           CHINA HEALTH HOLDING, INC.
                 (Name of small business issuer in its charter)

       NEVADA                          2833                    98-0432681
(State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number)  Identification No.)


                           Suite 600 - 666 Burrard St.
                                   Park Place
                           Vancouver, British Columbia
                                 Canada V6C 2X8
                                 (604) 608-6788
          (Address and telephone number of principal executive offices)

                      Julianna Lu, Chief Executive Officer
                           Suite 600 - 666 Burrard St.
                                   Park Place
                           Vancouver, British Columbia
                                 Canada V6C 2X8
                                 (604) 608-6788
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                            Richard A. Friedman, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                                 (212) 930-9700

                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                       (COVER CONTINUES ON FOLLOWING PAGE)

                         CALCULATION OF REGISTRATION FEE
========================================== ===================== ====================== ===================== =====================
                                                                   Proposed Maximum       Proposed Maximum
    Title of each class of securities          Amount to be       Offering Price Per     Aggregate Offering        Amount of
            to be registered                    Registered           Security (1)              Price            Registration Fee
------------------------------------------ --------------------- ---------------------- --------------------- ---------------------
Common Stock, $.001 par value per share         4,048,788                 $0.25                $1,012,197       $128.25 (2)
========================================== ===================== ====================== ===================== =====================

     (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.
     (2)  Previously paid.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      PRELIMINARY PROSPETUS, SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2005

                           China Health Holding, Inc.
                               4,048,788 Shares of
                                  Common Stock


     This prospectus relates to the sale of 4,048,788 currently outstanding shares of our common stock, par value $.001 per share (the "Common Stock") by certain stockholders of China Health Holding, Inc. This is the initial registration of shares of our common stock. The selling stockholders will sell the shares from time to time at $.25 per share. Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.

     We will not receive any proceeds from any sales made by the selling stockholders. We have paid the expenses of preparing this prospectus and the related registration expenses.

          The Securities offered hereby involve a high degree of risk.
                     See "Risk Factors" beginning on page 2.

     We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Prospectus Summary                                                         1
Risk Factors                                                               2
Use of Proceeds                                                            6
Selling Stockholders                                                       6
Plan of Distribution                                                       9
Market for Common Equity and Related Stockholder Matters                  10
Plan of Operation                                                         11
Business                                                                  15
Description of Property                                                   29
Legal Proceedings                                                         29
Management                                                                29
Executive Compensation                                                    32
Certain Relationships and Related Transactions                            32
Security Ownership of Certain Beneficial Owners and Management            35
Description of Securities                                                 36
Indemnification for Securities Act Liabilities                            37
Legal Matters                                                             38
Experts                                                                   38
Additional Information                                                    38
Index to Financial Statements                                            F-1

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "China Health Holding," the "Company," "we," "us," and "our" refer to China Health Holding, Inc.

                           China Health Holding, Inc.

     China Health Holding, Inc. was incorporated under the laws of the State of Nevada on April 3, 2002 for the purpose of marketing and distributing proprietary natural medicinal products. We currently sell our King of Herbs product line, which includes nutritional supplements formulated to improve energy and endurance levels, sexual function and the health of the whole body. "King of Herbs" is a term that we use for one of our product lines and also to generally refer to the main proprietary herbal formulations that are essential to all of our products. We also intend to launch a Taoist Medicine product line, which is a line of nutritional supplement products based on principles of Traditional Chinese Medicine and Taoism Medicine, and a Vitamins and Supplements product line. The products in these lines are fully developed and we expect to begin marketing and selling them within the next twelve months. Over the next twelve months we also expect to begin implementing our marketing and distribution strategies, which include online retail sales through an Internet website, distribution to retail and wholesale outlets and retail storefronts.

     We are a development stage business and have had nominal revenues since our formation. There is currently no public market for our common stock. Subsequent to this offering, we hope to have our common stock approved for quotation on the Over-The-Counter Bulletin Board.

     We have incurred losses since our inception and we expect to incur losses for the foreseeable future. For the nine months ended September 30, 2004, the year ended December 31, 2003 and the period from April 3, 2002 (inception) to December 31, 2002, we incurred net losses of $1,654,017, $149,673 and $71,673, respectively. As of September 30, 2004 we had an accumulated deficit of $1,875,363 and a working capital surplus of $117,921 (current assets less current liabilities). These conditions raise substantial doubt about our ability to continue as a going concern. Our principal executive offices are located at Suite 600 - 666 Burrard St., Park Place, Vancouver, British Columbia, Canada V6C 2X8. Our telephone number is (604) 608-6788.

                                  The Offering

Common stock outstanding before the offering................    36,522,700

Maximum shares being offered................................     4,048,788

Common stock to be outstanding after the offering...........    36,522,700

Risk Factors................................................    See "Risk  Factors,"  beginning on p. 2 for a description
                                                                of certain  factors you should  consider before making an
                                                                investment in our common stock.

Use of proceeds...............................................  We will not receive any  proceeds  from sales made by the selling stockholders.

Forward-Looking Statements............................          This prospectus contains forward-looking  statements that
                                                                address,  among other things, our strategy to develop our
                                                                business, projected capital expenditures,  liquidity, and
                                                                our  development  of  additional  revenue  sources.   The
                                                                forward-looking  statements  are  based  on  our  current
                                                                expectations and are subject to risks,  uncertainties and
                                                                assumptions.  We base these forward-looking statements on
                                                                information  currently  available to us, and we assume no
                                                                obligation to update them.  Our actual results may differ
                                                                materially   from  the  results   anticipated   in  these
                                                                forward-looking statements, due to various factors.

                                  RISK FACTORS

     Our business involves a high degree of risk. Potential investors should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition, and results of operations could be materially and adversely affected. This could cause the trading price of our common stock to decline, with the loss of part or all of an investment in the common stock.

Risks Related to Our Financial Condition

Our Financial Status Creates Doubt Whether We Will Continue As A Going Concern For More Than 12 Months From The Date Of This Prospectus. If We Do Not Continue As A Going Concern, Investors Will Lose Their Entire Investment.

     We reported losses totaling $1,654,017 and $149,673 for the periods ended September 30, 2004 and December 31, 2003, respectively. As of September 30, 2004 we had an accumulated deficit of $1,875,363 and a working capital surplus of $117,921. While we believe we have sufficient capital resources to fund our current operations for the next six months, we will require additional capital to develop our business operations. We intend to raise additional working capital either through private placements, public offerings and/or bank financing. There are no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available we may be forced to discontinue operations, which would cause investors to lose the entire amount of their investment.

We Need Significant Infusions Of Additional Capital, Which May Result In Dilution To Your Ownership And Voting Rights In Our Company.

     Based upon our current cash reserves and forecasted operations, we believe that we will need to obtain at least $1 million in outside funding to implement our plan of operation over the next twelve months. Our need for additional capital to finance our business strategy, operations, and growth will be greater should, among other things, revenue or expense estimates prove to be incorrect. If we fail to arrange for sufficient capital in the future, we may be required to reduce the scope of our business activities until we can obtain adequate financing. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect our operating results and prospects. Debt financing must be repaid regardless of whether or not we generate profits or cash flows from our business activities. Equity financing may result in dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock.

Risks Related to Our Business

We Are A Development Stage Company And Have A Limited Operating History Upon Which An Evaluation Of Our Prospects Can Be Made. For That Reason, It Would Be Difficult For A Potential Investor To Judge Our Prospects For Success.

     We were organized in April 2002 and have had limited operations since our inception from which to evaluate our business and prospects. There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain our operations, you may lose your entire investment. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. As a new business, we may encounter delays and other problems in connection with the methods of product distribution that we implement. We also face the risk that we will not be able to effectively implement our business plan. In evaluating our business and prospects, these difficulties should be considered. If we are not effective in addressing these risks, we will not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

If We Fail To Adequately Protect Or Enforce Our Intellectual Property Rights, Competitors May Produce And Market Products Similar To Ours. In Addition, We May Be Subject To Intellectual Property Litigation And Infringement Claims By Third Parties.

     Our ability to compete effectively is dependent upon the proprietary nature of the designs, processes, technologies and materials owned by, used by or licensed to us. All of our intellectual property rights are based on common law and our license agreements with Hotway Nutraceuticals Canada Co., Ltd. and from rights to herbal supplement formulas that we obtained from our principal officers, Ms. Julianna Lu and Mr. Xiao Fei Yu. We do not own and have not applied for patents, trademarks or any other registrations of our intellectual properties. Although we attempt to protect such proprietary properties, both in the United States and in foreign countries through trade secret laws and non-disclosure agreements, these may be insufficient. In addition, because of the differences in foreign laws concerning proprietary rights, our products may not receive the same degree of protection in foreign countries as they would in the United States. We may not always be able to successfully protect or enforce our proprietary properties against competitors, which may materially adversely affect our business.

     In addition, although we do not believe that our products infringe the rights of others and while to date we have not been subject to such claims, in the future we may be subject to intellectual property litigation and infringement claims, which could cause us to incur significant expenses or prevent us from selling our products. A successful claim of trademark, patent or other intellectual property infringement against us could adversely affect our growth and profitability, in some cases materially. Others may claim that our proprietary or licensed products are infringing their intellectual property rights, and that our products may infringe those intellectual property rights. If we are found to have infringed on the intellectual property rights of another party, licenses for such intellectual property may not be available on favorable terms or at all. If someone claims that our technology or products infringe their intellectual property rights, any resulting litigation could be costly and time consuming and would divert the attention of management and key personnel from other business issues. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. We also may be subject to significant damages or injunctions preventing us from manufacturing, selling or using some aspect of our products in the event of a successful claim of patent or other intellectual property infringement. Any of these adverse consequences could have a material adverse effect on our business and profitability.

We May Incur Material Product Liability Costs.

     We are in the business of formulating and selling nutritional supplements for human consumption. As a manufacturer and distributor of products designed for human consumption, we are subject to product liability claims if the use of our products is alleged to have resulted in injury. We may be subject to various product liability claims, including, among others, allegations that our products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. In addition, although our manufacturers maintain quality controls and procedures with respect to products that we sell, our products could contain contaminated substances. All of the products we sell are produced by third-party manufacturers. As a distributor of products manufactured by third parties, we may also be liable for various product liability claims for products we do not manufacture even though we have no control over the manufacturing procedures used in connection with the production of these third-party products. We are in the process of applying for product liability insurance. Such insurance, once obtained, may not be available at a reasonable cost, or may not be adequate to cover liabilities.

If We Are Not Able To Manage Growth Of Our Business, Our Financial Condition And Results Of Operations Will Be Negatively Affected.

     We currently only sell products under our King of Herbs product line. Over the next twelve months we expect to begin selling products under our Taoist Medicine and Vitamins and Supplements products lines. Further, we have not yet implemented our marketing and distribution strategies, which are described on page 26 of this Prospectus. Accordingly, we may experience a period of significant growth. While we have not experienced problems with growth of our business in the past, any future growth could cause significant strain on our managerial, operational, financial and other resources. Success in managing this expansion and growth will depend, in part, upon the ability of our senior management to effectively manage the growth of our business. Any failure to manage the proposed growth and expansion of our business could have a material adverse effect on our financial condition and results of operations.

The Loss Of Our Current Management Team Could Have A Material Adverse Effect On Our Business. If We Are Not Able To Retain Additional Key Personnel, Our Business Could Suffer.

     Our success depends to a large degree upon the skills of our current management team and advisors, including Ms. Julianna Lu and Mr. Xiao Fei Yu, and upon our ability to identify, hire, and retain additional senior management, sales, marketing, scientific, and financial personnel. Although, to date we have not experienced problems attracting and retaining key personnel, we may encounter such problems in the future as we grow and expand our operations. The loss of any of our current executives, employees, or advisors or the failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business. To our knowledge, except for Mr. Kenneth Douglas who was recently terminated, none of our key employees has plans to retire or leave us in the near future. We do not have "key person" insurance on the lives of any of our management team.

Risks Related To Our Industry

The  Nutritional  Supplements  Industry Is Intensely  Competitive.  We Have Many
Well-Established Competitors With Substantially Greater Financial And Other Resources Than Us. These Factors May Make It More Difficult For Us To Successfully Implement Our Business Plan And May Adversely Affect Our Results Of Operations.

     The nutritional supplements industry is a large, highly fragmented and growing industry, with no single industry participant accounting for more than 10% of total industry retail sales. Participants include specialty retailers, supermarkets, drugstores, mass merchants (wholesalers), multi-level marketing organizations, mail order companies and a variety of other smaller participants. The market is also highly sensitive to the introduction of new products, including various prescription drugs, which may rapidly capture a significant share of the market. Increased competition from companies that distribute through retail or wholesale channels could have a material adverse effect on our financial condition and results of operations. Some of the nutraceutical companies that we will compete with are Weider Nutrition International, Inc., USANA Health Sciences Inc., Nature's Sunshine Products, Inc. and Herbalife International, Inc. We are a development stage business and the only revenues we have received from product sales since inception were nominal and were generated during 2004. Accordingly, we have not been operational long enough to experience any of the above problems. However, since we are a development stage business, most, if not all companies in our industry have greater financial and other resources available to them and possess manufacturing, distribution and marketing capabilities greater than ours. In addition, our competitors may be more effective and efficient in integrating new products. We may not be able to compete effectively and any of the factors listed above may cause price reductions, reduced margins and difficulties in gaining market share.

Compliance With Governmental Regulations May Impose Additional Costs, Which May Adversely Affect Our Financial Condition And Results Of Operations.

     The processing, formulation, manufacturing, packaging, labeling, advertising and distribution of our products are subject to regulation by one or more federal agencies, including the Health Protectorate Branch in Canada, the Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Customs and Border Protection and the Environmental Protection Agency. These activities are also regulated by various agencies of the states and localities in which our products are sold.

     The FDA may attempt to regulate any of our products that fall within its jurisdiction, and the FTC has jurisdiction to regulate the advertising of our products that fall within its jurisdiction. The FDA may not accept the evidence of safety for any new ingredients that we may want to market, may determine that a particular product or product ingredient presents an unacceptable health risk, may determine that a particular statement of nutritional support that we want to use is an unacceptable drug claim or an unauthorized version of a food "health claim," may determine that a particular product is an unapproved new drug, or the FDA or the FTC may determine that particular claims are not adequately supported by available scientific evidence. Such a determination would prevent us from marketing particular products or using certain statements of nutritional support on our products. One of the key areas of our development focus is the specialty supplements category, which includes products that are directed at particular nutritional concerns. The FDA may not agree with our statements of nutritional support as to a particular specialty supplement or permit us to promote our specialty supplements directed at particular nutritional concerns. We also may be unable to disseminate third-party literature in connection with our products if the third-party literature fails to satisfy certain requirements. In addition, the FDA could require us to remove a particular product from the market. Any future recall or removal would result in additional costs to us, including lost revenues from any products that we are required to remove from the market, any of which could be material. Any such product recalls or removals could lead to liability, substantial costs and reduced growth prospects.

     Although the regulation of dietary supplements is less restrictive than the regulation of drugs, dietary supplements may not continue to be subject to less restrictive regulation. Many of our dietary supplements contain traditional Chinese herbs which may or may not have been previously evaluated by the FDA. All herbs marketed in dietary supplements in the United States must be Generally Recognized as Safe (GRAS). The FDA maintains a list of problems herbs. If any of the herbs in our products appeared on the FDA's list, or if the agency determined there were issues concerning their safety, we would not be able to market the products containing these ingredients in the United States. We have not determined whether any of the herbs in our products are on the FDA's list of problem herbs and we have not determined whether any such herbs are Generally Recognized as Safe. If any of the herbs in our products have not been evaluated by the FDA and are not Generally Recognized as Safe, then we would not be permitted to sell products containing them in the United States. Any such prohibition could materially adversely affect our results of operations and financial condition.

     Further, if more stringent statutes are enacted for dietary supplements, or if more stringent regulations are promulgated, we may not be able to comply with such statutes or regulations without incurring substantial expense, or at all. Legislation has been introduced in Congress to impose substantial new regulatory requirements for dietary supplements including adverse event reporting, post market surveillance requirements, FDA reviews of dietary supplement ingredients, safety testing and records inspection. If enacted, any of the proposed legislation may result in difficulty getting our products to the market and could raise our costs and hinder our business.

     In addition, we expect that the FDA soon will adopt the proposed rules on Good Manufacturing Practice in manufacturing, packaging, or holding dietary ingredients and dietary supplements, which will apply to the products we manufacture. These regulations will require dietary supplements to be prepared, packaged and held in compliance with strict rules, and will require quality control provisions similar to those in the Good Manufacturing Practice regulations for drugs. We may not be able to comply with the new rules without incurring additional expenses.

     Each of our products imported into the United States may be blocked at the border by U.S. Customs. The FDA could issue Import Alerts for any of our products if the agency considers them to be misbranded, adulterated and/or unapproved new drugs.

     The FTC exercises jurisdiction over the advertising of dietary supplements. In the past, the FTC has instituted numerous enforcement actions against dietary supplement companies for failure to have adequate substantiation for claims made in advertising or for the use of false or misleading advertising claims. These enforcement actions have often resulted in consent decrees and the payment of civil penalties by the companies involved.

     We are also subject to regulation under various state, local, and international laws that include provisions governing, among other things, the processing, formulation, manufacturing, packaging, labeling, advertising and distribution of our products that are deemed "dietary supplements" or "over-the-counter drugs." Government regulations in foreign countries may prevent or delay the introduction, or require the reformulation, of certain of our products.

     In addition, from time to time in the future, Congress, the FDA, the FTC or other federal, state, local or foreign legislative and regulatory authorities may impose additional laws or regulations that apply to us, repeal laws or regulations that we consider favorable to us or impose more stringent interpretations of current laws or regulations. We are not able to predict the nature of such future laws, regulations, repeals or interpretations or to predict the effect additional governmental regulation, when and if it occurs, would have on our business in the future. Such developments could, however, require reformulation of certain products to meet new standards, recalls or discontinuance of certain products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, or other new requirements. Any such developments could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Common Stock

If You Purchase Shares In This Offering, You Will Experience Immediate and Substantial Dilution.

     The $0.25 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. In addition, the offering price of our shares is higher than the price paid by our founder, and exceeds the per share value of our net tangible assets. At September 30, 2004, our net tangible assets totaled $123,190. With 35,452,700 shares of common stock outstanding on September 30, 2004, the per share value of our net tangible assets on September 30, 2004 was approximately $0.003. Accordingly, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities.

There Is Currently No Public Market For Our Common Stock. Failure To Develop Or Maintain A Trading Market Could Negatively Affect The Value Of Our Shares And Make It Difficult Or Impossible For You To Sell Your Shares.

     Prior to this offering, there has been no public market for our common stock and a public market for our common stock may not develop upon completion of this offering. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

                              SELLING STOCKHOLDERS

     The following table sets forth the common stock ownership of the selling stockholders as of November 12, 2004. Since our inception, we have offered and sold our securities to friends and relatives of our founder and Chief Executive Officer, Julianna Lu, and to business associates of our company. Most of these offerings were made pursuant to the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended. Accordingly, most of our selling stockholders are not U.S. persons and for offerings made to such persons, no sales efforts were conducted in the U.S. Some of our selling stockholders received their shares as consideration for services that they provided to our business. Issuances to these selling stockholders were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

                                         Shares Beneficially Owned                             Shares Beneficially Owned
                                           Prior to the Offering                                 After the Offering (1)
                                         -------------------------                             -------------------------

                                                                       Total Shares Offered
   Name                                      Number       Percent (2)  by this Prospectus(1)    Number       Percent
-------------------------------------- ---------------- ------------- ------------------------ --------- ---------------
Ausburn, Kent                               100,000         *               10,000             90,000          *
Baybak, Michael                           1,000,000        2.7%            300,000            700,000         1.9%
Bjoklund, Robin                               5,000         *                  500              4,500          *
Bo, Jian Chong                              100,000         *               50,000             50,000          *
Chan, Long Fa                                   300         *                  300                  0          *
Chang, Mie Lie                                  300         *                  300                  0          *
Charyna, Bohdan                               3,000         *                  300              2,700          *
Currie, Loren                                60,000         *                  600             59,400          *
Douglas, Kenneth                            225,000         *              203,000             22,000          *
Dumas, Ray                                    3,000         *                  300              2,700          *
Gardner, Walter Dean II                      25,000         *                3,000             22,000          *
Garson, Anthony                             205,000         *                5,000            200,000          *
Hausig, Richard                             120,000         *              120,000                  0          *
Hua, Juan Feng                                  300         *                  300                  0          *
IHI Holdings Ltd. (3)                       100,000         *               10,000             90,000          *
Kahlisch, Hermann                           100,000         *                5,000             95,000          *
Kristian, Torben V.                         160,000         *                5,000            155,000          *
Lonsdale, Howard                             25,000         *                2,500             22,500          *
Lu, Julianna (Jenny)                     28,180,000       70.8%          2,268,888         25,911,112        65.1%
Lu, Judu                                    300,000         *               80,000            220,000          *
Lu, Wei Chuen                                 1,000         *                1,000                  0          *
Lu, Xing Zhu                                  3,000         *                3,000                  0          *
Lu, Yan                                       1,000         *                1,000                  0          *
Lu, Yiao Fan                                200,000         *               50,000            150,000          *
Lu, Yuan                                    100,000         *               20,000             80,000          *
Lu, Zhi Fang                                  3,000         *                3,000                  0          *
Lu, Zhi Jian                                  3,000         *                3,000                  0          *
Michaluk, William                             5,000         *                  500              4,500          *
Mladenovic, Dusica                           25,000         *                  300             24,700          *
Perri, Tony                                   3,000         *                  300              2,700          *
Quan, Lin Le                                 80,000         *               40,000             40,000          *
RAR Consultant Ltd. (4)                     500,000        1.4%             10,000            490,000         1.3%
Redekop, Wendy J.                             4,000         *                  400              3,600          *

                                       7


                                         Shares Beneficially Owned                             Shares Beneficially Owned
                                           Prior to the Offering                                 After the Offering (1)
                                         -------------------------                             -------------------------

                                                                       Total Shares Offered
   Name                                      Number       Percent (2)  by this Prospectus(1)    Number       Percent
-------------------------------------- ---------------- ------------- ------------------------ --------- ---------------
Roberts, Darrell                              5,000         *                  500              4,500          *
Robertson, William                            3,000         *                  300              2,700          *
Ru, Shi                                     500,000        1.4%             80,000            420,000         1.2%
Sichenzia Ross Friedman Ference LLP (5)   1,000,000        2.7%            100,000            900,000         2.5%
Simpson, James H.                         4,100,000       11.0%            200,000          3,900,000        10.5%
Simpson, James Leslie                       150,000         *                5,000            145,000          *
Simpson, Nicole                             150,000         *               20,000            130,000          *
Wan, Xian Yin                               200,000         *               80,000            120,000          *
Wang, Patrick                               520,000        1.4%             60,000            460,000         1.3%
Wei, Qi                                         300         *                  300                  0          *
Weng, Long Xiang                              3,000         *                  300              2,700          *
Westervelt, Ralph                           100,000         *               10,000             90,000          *
Wilderman, James                             50,000         *                5,000             45,000          *
Woo, David                                   50,000         *                  500             49,500          *
Wu, Dick                                  1,170,000        3.2%            170,000          1,000,000         2.7%
Wu, Guang Hua                                   300         *                  300                  0          *
Xu, Yin Xa                                      300         *                  300                  0          *
Yu, Fei                                       1,000         *                1,000                  0          *
Yu, Guang Hua                                   300         *                  300                  0          *
Yu, Qiang                                       300         *                  300                  0          *
Yu, Xiao Fei                              1,000,000        2.7%             80,000            920,000         2.5
Yung, Chi Hung                                6,000         *                  600              5,400          *
Zang, Tao                                     1,000         *                1,000                  0          *
Zhang, Hao                                    1,000         *                1,000                  0          *
Zhang, Jian                                   3,000         *                  300              2,700          *
Zhang, Li Fen                               100,000         *               10,000             90,000          *
Zhang, Yin Kai                                1,000         *                1,000                  0          *
Zhou, Daniel                                 15,000         *                  500             14,500          *
Zhou, Ming                                      300         *                  300                  0          *
Zhu, Hua                                     50,000         *                  500             49,500          *
Zhu, Hua Feng                               200,000         *               20,000            180,000          *

                                       8

                                         Shares Beneficially Owned                             Shares Beneficially Owned
                                           Prior to the Offering                                 After the Offering (1)
                                         -------------------------                             -------------------------

                                                                       Total Shares Offered
   Name                                      Number       Percent (2)  by this Prospectus(1)    Number       Percent
-------------------------------------- ---------------- ------------- ------------------------ --------- ---------------
Zhu, Wei                                      1,000         *                1,000                  0          *
Zhu, Yan                                      1,000         *                1,000                  0          *
     * Less than 1%.
------------------------------------------------------------------------------------------------------------------------

     (1) Assumes that all securities registered will be sold and that all shares of common stock underlying the convertible debt and warrants described in this prospectus will be issued.
     (2) Applicable percentage ownership is based on 36,522,700 shares of common stock outstanding as of November 12, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of November 12, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of November 12, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
     (3) Hilda Abou-Rached has voting and dispostive control over the securities held by IHI Holdings Ltd.
     (4) George Abou-Rached, Hilda Abou-Rached and D. Rene Abou-Rached have voting and dispositive control over the securities held by RAR Consultant Ltd.
     (5) Gregory Sichenzia, Marc J. Ross, Richard A. Friedman and Michael H. Ference have voting and dispositive control over the securities held by Sichenzia Ross Friedman Ference LLP.

                              PLAN OF DISTRIBUTION

     No market currently exists for our shares. The price reflected in this prospectus of $0.25 per share is the initial offering price of shares upon the effectiveness of this prospectus. The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus in private transactions at a price of $0.25 per share or on any stock exchange, market or trading facility on which the shares may then be traded. If our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB"), the selling stockholders may sell any or all of their shares at prevailing market prices or privately negotiated prices. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The selling stockholders may use any one or more of the following methods when selling shares:

     a. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     b. block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     c. purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     d.   privately negotiated transactions; and
     e.   a combination of any such methods of sale.

     In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather than through this prospectus.

     The $0.25 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Additionally, the offering price of our shares is higher than the price paid by our founder, and exceeds the per share value of our net tangible assets. Therefore, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces us to make such sales. Investors should be aware of the risk of judging the real or potential future market value, if any, of our common stock by comparison to the offering price.

     In offering the shares covered by this prospectus, the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any broker-dealers who execute sales for the selling stockholders will be deemed to be underwriters within the meaning of the Securities Act. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

     Each selling stockholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

     Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

         There is currently no public trading market for our common stock.

     As of January 31, 2005, 7,000,000 shares of our common stock were subject to outstanding options to purchase our common stock and 319,000 shares of our common stock were subject to outstanding warrants to purchase our common stock.

     As of January 31, 2005, approximately 330,477 shares of our common stock are eligible to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended. Other than the 4,048,788, shares being registered pursuant to this prospectus, we have not agreed to register any shares of our common stock under the Securities Act for sale by stockholders.

     As of January 31, 2005, there were 36,522,700 shares of our common stock issued and outstanding and approximately 63 stockholders of record of our common stock.

Dividend Policy

     Historically, we have not declared or paid any cash dividends on our common stock. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, applicable restrictions under any contractual arrangements and such other factors deemed relevant by the our Board of Directors. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     (1) we would not be able to pay our debts as they become due in the usual course of business; or
     (2)  our total assets would be less that the sum of our total liabilities.

Securities Authorized for Issuance Under Equity Compensation Plans

     The  following  table  shows   information  with  respect  to  each  equity
compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2003.


                                     EQUITY COMPENSATION PLAN INFORMATION
------------------------------------ ------------------------ ----------------------- ---------------------------
           Plan category              Number of securities       Weighted average        Number of securities
                                        to be issued upon       exercise price of      remaining available for
                                           exercise of         outstanding options,     future issuance under
                                      outstanding options,     warrants and rights    equity compensation plans
                                       warrants and rights                              (excluding securities
                                                                                       reflected in column (a)
------------------------------------ ------------------------ ----------------------- ---------------------------
                                                (a)                    (b)                       (c)
------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans approved             -0-                     -0-                       -0-
by security holders
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans not                  -0-                     -0-                       -0-
approved by security holders
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Total                                          -0-                     -0-                       -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

                                PLAN OF OPERATION

     The information in this registration statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact made in this registration statement are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. The Company's actual results may differ significantly from management's expectations. Notwithstanding these forward-looking statements, the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933 do not protect any statements we make in connection with this offering.

Background

     China Health Holding, Inc. is a development stage business that was formed in 2002 for the purpose of manufacturing, marketing and distributing proprietary natural medicinal products. We have had nominal revenues since our inception. We currently market and distribute products in Canada through our King of Herbs product line. We also plan on developing a Taoist Medicine product line and a Vitamins and Supplements product line over the next twelve months. All of the products for the three product lines are fully developed and we expect to launch the Taoist Medicine and Vitamins and Supplements product lines within the next twelve months. All of our manufacturing is currently outsourced to third parties. We plan to generate revenues by sales of our herbal supplement products
(1) through a website that is currently under construction, (2) through retail and wholesale distributors, and (3) through the establishment of retail stores in major cities in North America. While all of our current operations and sales are in Canada, we anticipate expanding our sales into the United States over the next six to twelve months and, thereafter, into regions of Europe and Asia.

Capital Resources

     As of September 30, 2004, we had cash of $21,623. Our current liabilities as of September 30, 2004 aggregated $330,287. With these resources we expect to be able to satisfy our cash requirements for approximately six months. In order to commercialize our Taoist Medicine product line and our Vitamins and Supplements product line we will need to raise at least $1 million in financing over the next twelve months. In order to implement our plan of operation and commercialize our Taoist Medicine and Vitamins and Supplements product lines, we intend to seek outside debt and equity financing, to the extent that such funding is available under reasonable terms and conditions. We have not yet sought any commitments for such financing and no assurance can be given that additional financing will be available, or if available, will be on acceptable terms.

Future Development

     We expect to focus our resources over the next twelve months on expanding the scope of our product offerings and expanding our business operations from Canada into the United States and Europe. Other than the products described below under "Research and Development" we do not have any current plans to expand our product lines.

     To expand our operations, we will need to implement a worldwide marketing strategy for our products and develop our website to allow for Internet purchases of our products. A worldwide marketing strategy will involve a website that has multi-language and multi-currency capabilities, will involve media advertising in multiple countries and distribution agreements throughout the world. We are currently constructing a website that will feature an Internet store which will also be used to market our products. We plan to have our website operational in April 2005, with multi-language and multi-currency capabilities in 2006.

     As we grow, we intend to establish regional sales teams in the United States and ultimately internationally. These sales teams will work with distributors and retailers in their regions to promote and sell our products. Also, together with our investor relations consultant, National Media Associates, we are currently developing a marketing plan to promote our brand name and our products. We do not currently have any agreements with retail or wholesale distributors. Our management will work to negotiate and enter into retail and wholesale distribution agreements for our products over the next twelve months. We also plan to begin opening retail outlets in large cities in North America, Europe and the People's Republic of China over the next five years. We have not yet located any sites to establish retail stores but are initially looking for locations in New York, Los Angeles, San Francisco, Seattle, Las Vegas or other large cities in the United States. We plan to open our first retail storefront in the United States within the next twelve months.

     We anticipate the following expenses over the next twelve months: (a) $20,000 to develop our Internet website; (b) $200,000 for media advertising to promote our brand name; (c) $60,000 for our research and development program;
(d) $250,000-$400,000 to establish our first retail outlet in the United States, including an integrated inventory management/manufacturing/sales computer system; (e) $50,000 for an investor relations program; (f) $150,000-$250,000 for professional and consultant fees; and (g) $200,000-$300,000 for general working capital, including product development, inventory, and general and administrative expenses. We do not expect to purchase or sell significant equipment or to significantly increase the number of our employees over the next twelve months.

Research and Development

     We expect to pay approximately $60,000 over the next twelve months to scientific consultants in the People's Republic of China for research and development of certain products. Each of the formulations described below would be considered by the FDA to be unapproved new drugs and will require approval by the FDA or foreign regulators before we can sell them. If approval of such products by the FDA or foreign regulators is delayed or cannot be obtained, we will be forced to delay our plans for producing the products for sale to consumers. While any delay could adversely affect our operations, we do not expect such a delay to be material since the great majority of our products are considered dietary supplements which generally do not require FDA or other regulatory approval. With the anticipated $60,000 in research and development expenses, we expect to begin commercial development of DFU898 and undertake development efforts of other product candidates as our financial and other resources permit. However, since we have not yet acquired the rights to DFU898, no assurance can be given that such rights will be acquired and the anticipated research and development expenses may not be incurred.

     Our scientific consultants in the People's Republic of China are helping develop DFU 898, DVT 896 and ASO 989. These products are owned jointly by two parties: Dr. Xi JiYi and the Shanghai Chinese & Western Medical Vascular Disease Research Institute. We currently do not have rights to these products, but we are currently in negotiations to acquire these rights.

     DFU898. A treatment of Diabetic Foot Ulceration ("DFU") and Diabetic Food Gangrene ("DFG"). DFU898 was first discovered by Dr. Xi JiYe at the Shanghai Chinese & Western Medical Vascular Disease Research Institute in the People's Republic of China. This product candidate is based on more than fifteen years of research and clinical trials in the areas of DFU and DFG. DFU898 has undergone human clinical testing in the People's Republic of China for the treatment in certain specialized hospitals of patients who suffer from DFU and DFG. The clinical testing was performed in accordance with regulatory standards in the People's Republic of China. The United States Food and Drug Administration was not consulted in designing the clinical tests. Since discovering DFU898, Shanghai Chinese & Western Medical Vascular Disease Research Institute and Dr. Xi JiYe have undertaken detailed research and conducted doctor/patient interviews to validate its effectiveness. The principal validation factors at this time include positive human clinical research results, research awards attributed to DFU898 from Chinese medical authorities and the current and ongoing use of DFU898 in treating DFU and DFG in specialized hospitals in the People's Republic of China. This product is currently available for use in certain hospitals in the People's Republic of China under limited clinical licenses for special patients.

     Clinical Research of DFU898. Dr. Xi JiYe undertook a formal clinical study involving over 400 patients suffering from DFU and DFG. A repeat validation test was performed in cooperation with the Hong Kong Chinese University Hospital to validate the initial clinical results. The clinical research revealed a DFU 898 efficacy rate greater than 95%, an amputation rate lower than 4% and a death rate of 1.4%. The test results were positive for the treatment of more severe stages of DFU and DFG. The longer term curative efficacy rate revealed a two to three year recurrence rate of approximately 10% with recurring DFU cured immediately after a very short period of re-establishing DFU898 treatment. The use of DFU898 has not been reviewed by any United States or foreign regulatory agencies. Statistical analysis of the DFU898 clinical trials provided the following p values. A p value indicates whether any difference in results of the clinical studies is due entirely to chance. Biological scientists are usually willing to accept a 5% probability that differences are due to chance (p = 0.05). A p value of less than 5% (p < 0.05) suggests that the probability of any differences seen are due to chance is less than 5%.

    Observations of DFU898 Treatment                             P Value
    --------------------------------                             -------
    Reduce blood glucose                                         P < 0.01
    Heighten level of C peptide                                  P < 0.05
    Reduce levels of 3-lipid-glycerin, cholesterol and the       P < 0.01
         low-density lipid protein
    Heighten the level of tPA                                    P < 0.01
    Reduce the level of PAI                                      P < 0.05
    Increase the value of tPa/PAI                                P < 0.01
    Reduce the level of NOS                                      P < 0.05

     Even if the rights to this product are obtained, the product would not be allowed to be marketed in the United States labeled for treatment of diabetes or complications thereof unless a New Drug Application (NDA) is submitted and approved by the FDA. Since the clinical trials were conducted in China without consultation with the FDA, it is unknown if the trials would be deemed acceptable by the agency as proof of the product's safety and effectiveness for use in the treatment of diabetes. If approval of this product by the FDA or foreign regulators is delayed or cannot be obtained, we will be forced to delay our plans for producing the product for sale to consumers. While any delay could adversely affect our operations, we do not expect such a delay to be material since the great majority of our products are considered dietary supplements which generally do not require FDA or other regulatory approval.

     DVT896. This product candidate has proven effective in the treatment of Deep Vein Thrombosis ("DVT"). DVT is a formation of deep vein blood clots that can lead to many serious conditions, ranging from cerebral hemorrhage, heart disease, and to what has been popularized in the airline industry as the "Economy Class Syndrome." Clinical research testing of DVT896 was performed by Dr. Xi JiYi and the Shanghai Chinese & Western Medical Vascular Disease Research Institute. The clinical testing was performed in accordance with regulatory standards in the People's Republic of China. The United States Food and Drug Administration was not consulted in designing the clinical tests. The clinical research testing indicated an efficacy rate of 99% in treating DVT patients. The clinical research undertaken to date indicates that DVT896 has the potential for treating other conditions such as superficial vein inflammation, traumatic hematoma, acute periarthritis of the shoulder and synovitis of the knee joint.

However, no statistical analysis was performed of the DVT896 clinical trials. Accordingly, it cannot be determined whether the results of the trials were statistically significant or the probability of getting more extreme results. The use of DVT896 has not been reviewed by any United States or foreign regulatory agencies. This product is currently available for use in certain hospitals in the People's Republic of China under limited clinical licenses for special patients.

     This product, if labeled for the specified indications, would be considered an unapproved new drug by the FDA, and will require an approved New Drug Application before the product can be marketed in the United States. Since the clinical trials were conducted in China without consultation with the FDA, it is unknown if the trials would be deemed acceptable by the agency as proof of the product's safety and effectiveness for use in the treatment of diabetes. If approval of this product by the FDA or foreign regulators is delayed or cannot be obtained, we will be forced to delay our plans for producing the product for sale to consumers. While any delay could adversely affect our operations, we do not expect such a delay to be material since the great majority of our products are considered dietary supplements which generally do not require FDA or other regulatory approval.

     ASO 989. This product candidate is intended to treat Arteriosclerotic Obliteration ("ASO"). ASO is the hardening of artery blood vessels causing severe conditions such as myocardial infractions and heart attacks. Clinical studies of ASO 989 were performed by Dr. Xi JiYi and the Shanghai Chinese & Western Medical Vascular Disease Research Institute. The clinical testing was performed in accordance with regulatory standards in the People's Republic of China. The United States Food and Drug Administration was not consulted in designing the clinical tests. The clinical studies indicated an efficacy rate of 97% and an amputation rate of less than 1.5%. In addition, the clinical research conducted to date indicates that ASO 989 has the potential to treat ischemia of extremities, cerebral thrombosis, cerebral arteriosclerosis and coronary heart disease. However, no statistical analysis was performed of the ASO 989 clinical trials. Accordingly, it cannot be determined whether the results of the trials were statistically significant or the probability of getting more extreme results. The use of DVT896 has not been reviewed by any United States or foreign regulatory agencies. This product is currently available for use in certain hospitals in the People's Republic of China under limited clinical licenses for special patients.

     This product, if labeled for the specified indications, would be considered an unapproved new drug by the FDA, and will require an approved New Drug Application before the product can be marketed in the United States. Since the clinical trials were conducted in China without consultation with the FDA, it is unknown if the trials would be deemed acceptable by the agency as proof of the product's safety and effectiveness for use in the treatment of diabetes. If approval of this product by the FDA or foreign regulators is delayed or cannot be obtained, we will be forced to delay our plans for producing the product for sale to consumers. While any delay could adversely affect our operations, we do not expect such a delay to be material since the great majority of our products are considered dietary supplements which generally do not require FDA or other regulatory approval.

     We also plan to add VG-ALLERGY, VG-EYE AND VG-ANTI-TUMOR to the products in our King of Herbs Product Line. We acquired the rights to each of these products under a purchase agreement dated May 1, 2004 with Julianna (Jenny) Lu, our founder and principal executive officer, and Xiao Fei Yu, our President and one of our directors. VG-ALLERGY is a product designed to reduce allergic reactions of the human body. VG-EYE is formulated to prevent deterioration of eyesight. VG-ANTI-TUMOR is formulated specifically to prevent cancerous growths for cancer patients who are undergoing chemotherapy treatment. Each of these products would be considered an unapproved new drug by the FDA and will require an approved New Drug Application before the products can be marketed in the United States. No clinical trials have been conducted for these products. The New Drug Application process is expensive, lengthy and rigorous requiring extensive nonclinical and clinical trials to be successfully conducted. Additionally, there is no guarantee that the FDA would accept the data or approve any New Drug Applications for these products. If approval of these products by the FDA or foreign regulators is delayed or cannot be obtained, we will be forced to delay our plans for producing the products for sale to consumers. While any delay could adversely affect our operations, we do not expect such a delay to be material since the great majority of our products are considered dietary supplements which generally do not require FDA or other regulatory approval.

                                    BUSINESS

Organization

     We were founded by our Chairman and Chief Executive Officer in 2002 with the goal of becoming a leading manufacturer, marketer and distributor of natural medicinal products. On April 3, 2002, we were incorporated under the laws of the State of Nevada under the name AE & E Pharma Corporation. On May 25, 2004, we changed our name to China Health Holding, Inc. We intend to market and distribute proprietary natural medicinal products. Our product lines will include King of Herbs-based products and a line of natural multi-vitamins and supplements. All of our products are based on traditional Chinese medicine and the principals of Taoism. Taoist philosophy and Taoist medicinal healing practices have been incorporated into a broad spectrum of medical practices and treatments in the People's Republic of China and are collectively known as traditional Chinese medicine. Traditional Chinese medicine practices have generally been labeled worldwide as "alternative medicine" or "holistic medicine" since they rely more on natural remedies versus chemical remedies and treatments.

Product Background

     We  intend  to  market  and  sell  proprietary   neutraceutical   products.
Neutraceuticals are products isolated or purified from plants or other foods that are sold in dosage form. These products are intended to provide certain physiological benefits and/or protection against chronic disease. Neutraceuticals are commonly referred to as "dietary supplements" or "nutritional supplements." Neutraceuticals are generally viewed as preventive supplements, as opposed to drugs, which are active chemical substances used to treat illnesses or symptoms of illnesses. Neutraceuticals represent an alternative approach to medicine, based on nutrition and the health or wellness of the whole body, rather than treating the symptoms of a disease or illness. Since most of our products are considered to be dietary supplements, as opposed to pharmaceutical products or drugs, the products are not subject to the stringent clinical tests to which pharmaceutical products are subjected.

     Our product lines are based on two key fundamentals - the healing power of King of Herbs and the thousands of years of history that forms the basis for traditional Chinese medicine and Taoist medicine. In addition to being the name of one of our product lines, King of Herbs is a term that we use to refer to the main proprietary herbal formulations that are essential to all of our products. The herbs that make up King of Herbs have been used in Chinese medicine to reinforce what is called the body's vital energy source, or qii. Qii is a Chinese medicine term for the human body's energy.

     Taoist medicinal healing sciences have been incorporated into a broad spectrum of medical practices and treatments in the People's Republic of China and are collectively known as Traditional Chinese Medicine. From a global perspective, medical treatments are divided into two broad categories: Western Medicine and Traditional Chinese Medicine. In the United States and other Western countries, Traditional Chinese Medicine treatments have been labeled "alternative medicine" or "holistic medicine." All of our product formulations are proprietary and are protected as trade secrets to our business.

Purchase Agreement for 26 100% Natural Herbal Medicinal Products Formulas

     Pursuant to an agreement dated May 1, 2004 between A E&E Pharma Corporation (n/k/a China Health Holding, Inc.), Julianna (Jenny) Lu and Xiao Fei Yu, Jenny Lu, our founder and principal executive officer, and Xiao Fei Yu sold all proprietary rights and formulas to the "26 100% natural herbal medicinal products" (the "Products") that comprise the King of Herbs and Taoist Medicine product lines (described below) to China Health Holding. On August 8, 2004, the parties signed an Amended and Restated Intellectual Property Purchase Agreement, which clarifies the terms of the Purchase Agreement for the Products. In consideration for the proprietary rights and formulas to the Products, China Health Holding agreed to: (a) issue to Ms. Lu 2,000,000 shares of common stock;
(b) pay to Ms. Lu $150,000 cash; (c) pay to Ms. Lu following the closing date and until May 1, 2029, a cash amount equal to 4.8% of gross revenue from sales of the Products; (d) issue to Mr. Yu 200,000 shares of common stock; (e) pay to Mr. Yu $25,000 cash; and (f) pay to Mr. Yu following the closing date and until May 1, 2029, a cash amount equal to 0.2% of gross revenue from sales of the Products. We valued the aggregate value of the shares issued to Ms. Lu at $2,000 ($.001 per share) and the aggregate value of the shares issued to Mr. Yu at $200 ($.001 per share). None of the required cash payments have been made to date. The outstanding cash payments accrue interest at the rate of 10% per annum. As of November 11, 2004, we owed $156,250 to Ms. Lu and $26,040 to Mr. Yu, including accrued interest.

Exclusive Licensing Agreement for 19 Cordyceps Products

     On March 9, 2004, we entered into an amended and restated Exclusive Licensing Agreement with Hotway Nutraceuticals Canada Co., Ltd. ("Hotway"), a British Columbia company. Mr. David Woo, our Vice President of Research and Development, is the Chief Executive Officer of Hotway. Under this agreement Hotway has granted us exclusive licenses to certain neutraceutical products for a term of twenty years in the following countries: United States, Canada, Argentina, Brazil, Columbia, Chile, Uruguay, Paraguay, England, France, Germany, Italy, Spain, Holland, Poland, Switzerland, Sweden, Australia, Monaco, Norway, Denmark, Austria, Ireland, Israel, Kuwait, Iran, Hong Kong, Japan, Malaise, Singapore, India, Indonesia and the People's Republic of China. The Exclusive Licensing Agreement grants us: (a) the exclusive license to utilize 19 neutraceutical products and their raw materials in the above-listed territories;
(b) the exclusive rights to register the Trademarks/Trade Names of the products under our name in each of the above-listed territories; (c) the exclusive license to use, replicate, copy, modify, adopt and manufacture the products for the purpose of developing derivative products by modifying, refining, upgrading, or improving the licensed property; and (d) the exclusive rights to the licensed products' ingredients. In addition, Hotway granted us a right of first refusal to acquire any new products developed by Hotway after March 9, 2004. Upon expiration of the Exclusive Licensing Agreement, Hotway will own the rights to any modifications, upgrades or improvements made to the licensed products.

     In consideration for rights granted under the Exclusive Licensing Agreement, we agreed to pay Hotway $10,000 for each country listed above, or a total of $330,000. The payments must be paid to Hotway by March 9, 2005. To date, we have not made any of these payments. We also agreed to: (a) sell a minimum of 2,000 bottles/60 capsules of the licensed products within 6-12 months after March 9, 2004; (b) manage marketing programs for the licensed products within 3-6 months after March 9, 2004; (c) maintain sales of a minimum of 6,000 bottles/60 capsules annually for each above-listed country within 6-12 months after March 9, 2004; and (d) sell a minimum of 200kg/month of raw materials in Canada within 6-12 months after March 9, 2004. To date, we have not satisfied these requirements. We expect to begin meeting these requirements in the upcoming six to eighteen months. In connection with the Exclusive Licensing Agreement, we entered into a Confidentiality Agreement with Hotway, by which Hotway has agreed not to disclose any data, records, reports, calculations, documents and any other confidential information provide to Hotway by China Health Holding.

Exclusive Licensing Agreement for De-Daibe and Depressor Herbs

     On March 9, 2004, we entered into an Exclusive Licensing Agreement with Hotway, by which Hotway has granted us exclusive licenses to De-Daibe and Depressor Herbs neutraceutical products for a term of twenty years in the following countries: United States, Canada, Argentina, Brazil, Columbia, Chile, Uruguay, Paraguay, England, France, Germany, Italy, Spain, Holland, Poland, Switzerland, Sweden, Australia, Monaco, Norway, Denmark, Austria, Ireland, Israel, Kuwait, Iran, Hong Kong, Japan, Malaise, Singapore, India, Indonesia and the People's Republic of China. The Exclusive Licensing Agreement grants us: (a) the exclusive license to utilize the De-Daibe and Depressor Herbs neutraceutical products and their raw materials in the above-listed territories; (b) the exclusive rights to register the Trademarks/Trade Names of the products under our name in each of the above-listed territories; (c) the exclusive license to use, replicate, copy, modify, adopt and manufacture the products for the purpose of developing derivative products by modifying, refining, upgrading, or improving the licensed property; and (d) the exclusive rights to the licensed products' ingredients. In addition, Hotway granted us a right of first refusal to acquire any new products developed by Hotway after March 9, 2004. Upon expiration of the Exclusive Licensing Agreement, Hotway will own the rights to any modifications, upgrades or improvements made to the licensed products.

     In consideration for rights granted under the Exclusive Licensing Agreement, we agreed to pay Hotway $10,000 for each country listed above, or a total of $330,000. Under the terms of the two license agreements with Hotway, we are required to pay Hotway an aggregate of $660,000. The payments must be paid to Hotway by March 9, 2005. To date, we have not made any of these payments. We also agreed to: (a) sell a minimum of 2,000 bottles/60 capsules of the licensed products within 6-12 months after March 9, 2004; (b) manage marketing programs for the licensed products within 3-6 months after March 9, 2004; (c) maintain sales of a minimum of 6,000 bottles/60 capsules annually for each above-listed country within 6-12 months after March 9, 2004; and (d) sell a minimum of 200kg/month of raw materials in Canada within 6-12 months after March 9, 2004. To date, we have not satisfied these requirements. We expect to begin meeting these requirements in the upcoming six to eighteen months.

November 2, 2004 Amendment to Hotway Exclusive Licensing Agreements

     On November 2, 2004, we entered into an agreement with Hotway to amend the Exclusive Licensing Agreements for the 19 Cordyceps products and the De-Daibe and Depressor Herbs products. The agreement amended the consideration that we owe to Hotway under the Exclusive Licensing Agreements as follows: (1) we shall issue to Hotway 760,000 shares of our common stock; and (2) pay an aggregate of $100,000 to Hotway no later than 90 days after our common stock has been approved for quotation on the OTC Bulletin Board. Other than this consideration, we are not required to make any other royalty payments to Hotway. In the event that we do not pay or issue this consideration to Hotway, then the Exclusive Licensing Agreements will terminate and all other obligations under the Exclusive Licensing Agreements will terminate. This amendment supercedes the previous consideration that we owed to Hotway under the Exclusive Licensing Agreements. Accordingly, we do not owe Hotway an aggregate of $660,000 as described above. The amendment also provides that we shall have the exclusive licensing rights on any future improvements to the products that are licensed to us under the Exclusive Licensing Agreements.

King of Herbs Product Line

     We currently market and sell proprietary natural medicinal products through our King of Herbs product line. The products described below are considered to be dietary supplements and they are not subject to stringent clinical tests to which pharmaceutical products are subjected. This product line is intended to improve and increase energy and endurance levels, sexual function and the health of the whole body. We have developed proprietary formulations that target certain physiological conditions. The core products of our King of Herbs product line are outlined below.

     o VG-KING. A natural tonic for men's health, formulated specifically for the male genitor-urinary system.

     o VG-QUEEN. A natural product for women's health, formulated specifically for the female reproductive system.
     o VG-VITAL. This formula acts as a natural energy resource and anti-oxidant. This product also is marketed as an anti-fatigue and anti-aging agent and as a supplement to restore qii.
     o VG-CARDIOVASCULAR. Designed to improve the function of the cardiovascular system, thereby improving overall health.
     o    VG-IMMUNE. Enhances the body's immune system.
     o VG-BRAIN & MEMORY. Designed to increase blood flow to the brain and cerebral system to enhance memory and cerebral functions.
     o VG-LIVER. Enhances liver function and protects it from damage from inflammation and oxidation.
     o VG-LUNG. Designed to assist the functioning of the upper respiratory tract and lungs. This product also is marketed to increase respiratory ventilation for athletes.
     o VG-LONGEVITY. A special formula for prolonging people's life by reducing the progress of aging. This product is designed to assist the body at multiple system levels, including the immune, nervous, cardiovascular and respiratory systems.
     o VG-PANCREAS HEALTH. A special formula designed to promote healthy blood glucose levels.
     o VG-HEALTH. A formula designed to help maintain a healthy immune system.
     o    VG-PROSTATE HEALTH. Designed to help ensure a healthy prostate.
     o VG-WEIGHT CONTROL. Formulated to assist individuals with their weight loss goals.

     Our King of Herbs product line combines King of Herbs with other traditional herbs to produce the desired effect on the body. These herbs are mainly traditional Chinese herbs which may or may not have been previously evaluated by the FDA. All herbs marketed in dietary supplements in the United States must be Generally Recognized as Safe (GRAS). The FDA maintains a list of problems herbs. If any of the herbs in our products appeared on FDA's list, or if the agency determined there were issues concerning their safety, we would not be able to market the products containing these ingredients in the United States. We have not determined whether any of the herbs in our products are on the FDA's list of problem herbs and we have not determined whether any such herbs are Generally Recognized as Safe. If any of the below herbs have not been evaluated by the FDA and are not Generally Recognized as Safe, then we would not be permitted to sell products containing them in the United States. Any such prohibition could materially adversely affect our results of operations and financial condition. The following herbs used in Traditional Chinese Medicine are used in our product formulations.


---------------------------- -------------------------------------------------------------------
      Herb                         Nutritional Health Function
---------------------------- -------------------------------------------------------------------
     Yu Jin                  o        Effects on immunity
                             o        Anti-oxidation effect
                             o        Effects on serum secretin
                             o        Effects on central nervous system
                             o        Effects on growth inhibitory factors
                             o        Protecting the liver
                             o        Protecting the heart
---------------------------- -------------------------------------------------------------------
     He Shou Wu              o        Delaying the appearance of the aging process
                             o        Enhancing immunity
                             o        Enhancing adrenocortical function
                             o        Promotes hematopoietic stem cells
                             o        Protecting the liver
---------------------------- -------------------------------------------------------------------
     Tian Ma                 o        Effects on cardiac muscles
                             o        Effect on the cardiovascular system
                             o        Anti-aging and anti-fatigue effects
                             o        Effects on memory
---------------------------- -------------------------------------------------------------------
     Du Zhong                o        Effects on the heart
                             o        Effects on immunity
                             o        Anti-aging effects
---------------------------- -------------------------------------------------------------------
     Rou Gui                 o        Effects on the cardiovascular system
                             o        Effects on the immune system
                             o        Effects on the central nervous system
---------------------------- -------------------------------------------------------------------
     Lian Zi                 o        Anti-aging effects
                             o        Increasing immunological effects
                             o        Inhibiting contraction of smooth muscle
---------------------------- -------------------------------------------------------------------
     Bai Mu Er               o        Nourishment of lung & stomach
---------------------------- -------------------------------------------------------------------
     Bai Ji                  o        Promote Contraction, healthy stomach and lung
                             o        Engender Muscles
---------------------------- -------------------------------------------------------------------
     Bai He                  o        Moisten lung, promotes healthy respiratory system
---------------------------- -------------------------------------------------------------------
     Rx.Ginseng - Ren Shen   o        Tonifies the base qii,  the lungs,  the spleen and
                                      stomach,  generates fluids, benefits the heart and
                                      calms the spirit
---------------------------- -------------------------------------------------------------------
     Rx. Astragali           o        Tonifies  digestion  - spleen,  raises yang qii of
                                      the spleen, stabilizes, strengthens the protective
                                      qii - immunity of surface, tonifies qii and blood,
                                      promotes healthy urinary system

                                       18

---------------------------- -------------------------------------------------------------------

     Cx. Cinamomi            o        Warms the kidneys, encourages the generation of qii
                                      and blood
---------------------------- -------------------------------------------------------------------
     Fructus Ziziphi         o        Tonifies   the  spleen  and   augments   the  qii,
                                      nourishes  the blood and calms Jujubae the spirit,
                                      moderates and harmonizes other herbs
---------------------------- -------------------------------------------------------------------
     Rx. Glcyrrhiziae        o        Tonifies  digestion - spleen,  moistens  the lungs
                                      and promotes  healthy  respiratory  sytem,  clears
                                      heat and relieves fire toxicity,  harmonizes other
                                      herbs in formulas.

---------------------------- -------------------------------------------------------------------
     Rx. Polygoni            o        Tonifies liver and kidneyfs,  nourishes the blood,
                                      augments  the  essence,  multiflori  moistens  the
                                      intestines
---------------------------- -------------------------------------------------------------------
     Rx. Angelicae sinensis  o        Tonifies   the  blood,   regulates   the   menses,
                                      invigorates and harmonizes the blood, moistens the
                                      intestines
---------------------------- -------------------------------------------------------------------
     Fructus Lycii           o        Nourishes  the Liver  and  Kidneys,  benefits  the
                                      essence and brightens  the eyes,  and moistens the
                                      Lungs.
---------------------------- -------------------------------------------------------------------
     Cornu Cervi parvum      o        Tonifies  kidney  yang,   tonifies  the  governing
                                      vessel,  augments essence and blood, regulates the
                                      penetrating  and conception  vessel,  tonifies and
                                      nourishes the qii and the blood
---------------------------- -------------------------------------------------------------------
     Herba Epimedii          o        Tonifies the kidneys
---------------------------- -------------------------------------------------------------------
     Rx. Glehniae            o        Moistens   the  lungs,   nourishes   the  stomach,
                                      generates fluids, moistens the exterior - skin.
---------------------------- -------------------------------------------------------------------
     Tuber Ophiopogonis      o        Moistens the lungs, generates fluids, moistens the
                                      Intestines.
---------------------------- -------------------------------------------------------------------
     Plastrum Testudinis     o        Benefits the kidneys,  strengthens the bones, cools
                                      the blood, nourishes the blood and tonifies the
                                      heart
---------------------------- -------------------------------------------------------------------
     Fructus Momordicae      o        Moistens and cools the lungs
---------------------------- -------------------------------------------------------------------
     Ho-Shou-Wu              o        Tones the liver and kidneys as well as the blood.
                             o        Nourishes the liver and kidney
                             o        Anti-aging effects
---------------------------- -------------------------------------------------------------------

Taoist Medicine Product Line

     Within the next twelve months we intend to launch our Taoist Medicine product line. The products in our Taoist Medicine product line are considered to be dietary supplements and they are not subject to stringent clinical tests to which pharmaceutical products are subjected. This line of products is based on the principles of Traditional Chinese Medicine and Taoism Medicine. Taoism is an ancient worldview that acknowledges the movement towards balance (or "Tao") inherent in all things. These products will be manufactured under Good Manufacturing Practices rules and standards and regulations of Health Canada and the Food and Drug Administration of the United States.

     o VG-NRP (Nine Rare Pill). Formulated to enhance liver and kidney function and decrease lassitude in loin and knee.
     o VG-MP (Motherwort Pill with Ten Precious Ingredients). Designed to enhance the tonifying qii and blood, enhance female regeneration functions and enhance the body's energy and endurance levels.
     o VG-EPP (Decoction of Eight Precious Products for Refreshing). Designed to prevent restlessness.
     o    VG-PFI (Pill of Four Immortals). Designed to enhance kidney functions.
     o VG-NWP (Nine-Wei Powder for Strengthening Yang). Primarily for men, this product is designed to nourish marrow and promote flow of kidney qii.
     o    VG-FKB (Five Kernel Bolus). Moistens the intestines.
     o VG-LYZR (Bolus of Longyan Aril and Wild Jujube Seed). Enriches the blood, tranquilize the mind and tone the kidney.
     o VG-ZMGQ (Bolus of Sesame Seed and Wolfberry Fruit). Designed to invigorate the liver and kidney.
     o VG-HTZM (Bolus of Walnut and Sesame Seed). Designed to invigorate the liver, tone the kidney, promote healthy eyes and moisten the intestines.
     o VG-LZFL (Cake of Lotus Seed and Poria). Designed to strengthen the spleen.

Vitamins and Supplements Product Line

     We also expect to launch a Vitamins and Supplements product line over the next twelve months. Through this line we will offer a full line of 100% natural multi-vitamin and multi-mineral food supplements. Since the products in this line are dietary supplements, they are not subject to stringent clinical tests to which pharmaceutical products are subjected. The vitamin and supplement products in this line are set forth below.

---------------------------------------------------------------------------------------------------------------
Vitamin A Products
---------------------------------------------------------------------------------------------------------------
Product                          Slogan                                                Activity       Form
---------------------------------------------------------------------------------------------------------------
Beta-Carotene                    Antioxidant                                           10,000IU      Tablets
---------------------------------------------------------------------------------------------------------------
Cod Liver Oil                    A rich source of Omega 3 fatty acids                    20min      SoftGels
---------------------------------------------------------------------------------------------------------------
Cod Liver Oil                    A rich source of Omega 3 fatty acids                    10min      SoftGels
---------------------------------------------------------------------------------------------------------------
Halibut Liver Oil                A rich source of Vitamins A & D                       5000iu A     SoftGels
                                                                                        400iu D
---------------------------------------------------------------------------------------------------------------
Vitamin B Products
---------------------------------------------------------------------------------------------------------------
Product                          Slogan                                                Activity       Form
---------------------------------------------------------------------------------------------------------------
Folic Acid                       An essential prenatal nutrient.                          1mg        Tablets
---------------------------------------------------------------------------------------------------------------
Vitamin B6                       Supports energy & stress relief                         100mg       Tablets
---------------------------------------------------------------------------------------------------------------
Vitamin B12                                                                             250mcg       Tablets
---------------------------------------------------------------------------------------------------------------
Vitamin B Complex 50             Supports energy & stress relief                          50mg       Tablets
---------------------------------------------------------------------------------------------------------------
Vitamin B-Complex 50 (TR)        Supports energy & stress relief                          50mg       Tablets
---------------------------------------------------------------------------------------------------------------
B-Complex  with 300mg Vitamin C  Supports energy & stress relief                         multi       Tablets
(TR)
---------------------------------------------------------------------------------------------------------------
Stress B-Complex with            Supports energy & stress relief.                        multi       Tablets
600mg Vitamin C                  Anti-Homocysteine
---------------------------------------------------------------------------------------------------------------
Vitamin C Products
---------------------------------------------------------------------------------------------------------------
Product                          Slogan                                                Activity       Form
---------------------------------------------------------------------------------------------------------------
Vitamin C                        Supports immune system. Antioxidant                     250mg       Tablets
---------------------------------------------------------------------------------------------------------------
Vitamin C                        Supports immune system. Antioxidant                     500mg       Tablets
---------------------------------------------------------------------------------------------------------------
Vitamin C                        Supports immune system. Antioxidant                    1000mg       Tablets
---------------------------------------------------------------------------------------------------------------
Vitamin C Chewable Orange        Supports immune system. Antioxidant                     250mg       Tablets
---------------------------------------------------------------------------------------------------------------
Vitamin C Chewable Orange        Supports immune system. Antioxidant                     500mg       Tablets
---------------------------------------------------------------------------------------------------------------
Vitamin C (TR)                   Supports immune health                                  500mg       Tablets
---------------------------------------------------------------------------------------------------------------
Vitamin C (TR)                   Supports immune health                                 1000mg       Tablets
--------------------------------------------------------------------------------------------------------------
Vitamin C with Rosehips          Supports immune health                                  500mg       Tablets
---------------------------------------------------------------------------------------------------------------
Vitamin E Products
---------------------------------------------------------------------------------------------------------------
Product                          Slogan                                                Activity       Form
---------------------------------------------------------------------------------------------------------------
Vitamin E Natural Source         Nutritional support for heart health                    400IU      SoftGels
---------------------------------------------------------------------------------------------------------------
Vitamin E Natural Source         Nutritional support for heart health                    800IU      SoftGels
---------------------------------------------------------------------------------------------------------------
Vitamin E Synthetic              Nutritional support for heart health                    400IU      SoftGels
---------------------------------------------------------------------------------------------------------------
Vitamin E Synthetic              Nutritional support for heart health                    800IU      SoftGels

                                       20

---------------------------------------------------------------------------------------------------------------
AntiOxidant Products
---------------------------------------------------------------------------------------------------------------
Product                          Slogan                                                Activity       Form
---------------------------------------------------------------------------------------------------------------
ACES Formula                     Antioxidant                                             Multi       Tablets
---------------------------------------------------------------------------------------------------------------
CoEnzyme Q10                     Nutritional support for heart health Antioxidant        30 mg      Capsules
---------------------------------------------------------------------------------------------------------------
Calcium Products
---------------------------------------------------------------------------------------------------------------
Product                          Slogan                                                Activity       Form
---------------------------------------------------------------------------------------------------------------
Calcium (Carbonate)              Promotes strong bones                                  1500mg       Tablets

---------------------------------------------------------------------------------------------------------------
Calcium (Carbonate) with         Promotes strong bones                                  1500mg       Tablets
Vitamin D
---------------------------------------------------------------------------------------------------------------
Natural Source Calcium           Promotes strong bones                                   500mg       Tablets
(Carbonate)
---------------------------------------------------------------------------------------------------------------
Natural Source Calcium           Promotes strong bones                                   500mg       Tablets
(Carbonate) w/D
---------------------------------------------------------------------------------------------------------------
Natural Source Calcium           Promotes strong bones                                   500mg       Tablets
(Carbonate) w/D
---------------------------------------------------------------------------------------------------------------
Natural Source Calcium           Promotes strong bones                                   250mg       Tablets
(Carbonate) w/D
---------------------------------------------------------------------------------------------------------------
Calcium & Magnesium with         Promotes strong bones                                333mg/166mg    Tablets
Vitamin D
---------------------------------------------------------------------------------------------------------------
Calcium Citrate w/D              Promotes strong bones                                   300mg       Tablets
---------------------------------------------------------------------------------------------------------------
Vitamin D                        Promotes strong bones                                  1000iu       Tablets
---------------------------------------------------------------------------------------------------------------
Vitamin D                        Promotes strong bones                                   400iu       Tablets
---------------------------------------------------------------------------------------------------------------
Herbal Products
---------------------------------------------------------------------------------------------------------------
Product                          Slogan                                                Activity       Form
---------------------------------------------------------------------------------------------------------------
Cranberry Extract 18:1           Nutritional support for the urinary tract               100mg     Capsules
---------------------------------------------------------------------------------------------------------------
Devil's Claw                     Herbal support for joint health                         500mg     Capsules
---------------------------------------------------------------------------------------------------------------
Echinacea (Purpurea              Herbal support for the immune system                    400mg     Capsules
Herb/Angustifolia Herb & Root)
---------------------------------------------------------------------------------------------------------------
Echinacea Extract 4%             Herbal support for the immune system                    400mg     Capsules
---------------------------------------------------------------------------------------------------------------
Feverfew Extract 0.5%            Herbal support for healthy mind                         125mg     Capsules
---------------------------------------------------------------------------------------------------------------
Garlic Oil (Odor Free)           Supports immune health                                  500mg     SoftGels
---------------------------------------------------------------------------------------------------------------
Garlic Pure  / Allicin-Rich      Herbal support for health, vitality & immunity          500mg     Capsules
---------------------------------------------------------------------------------------------------------------
Ginkgo Biloba 24/6               Herbal support for mental alertness                     60mg      Capsules
---------------------------------------------------------------------------------------------------------------
Ginseng (Panax) Root             Herbal support for energy & vitality                    100mg     Capsules
---------------------------------------------------------------------------------------------------------------
Grape Seed                       A rich source of antioxidants                           50mg      Capsules
Extract
(MegaNatural Gold TM)

                                       21

---------------------------------------------------------------------------------------------------------------
Milk Thistle Extract 80%         Herbal support for liver health                         150mg     Capsules
---------------------------------------------------------------------------------------------------------------
Saw Palmetto                     Herbal support to promote prostate health               160mg     SoftGels
---------------------------------------------------------------------------------------------------------------
St John's Wort Extract 0.3%      Herbal support to promote relaxation                    300mg     Capsules
---------------------------------------------------------------------------------------------------------------
Joint Support Products
---------------------------------------------------------------------------------------------------------------
Product                          Slogan                                                Activity       Form
---------------------------------------------------------------------------------------------------------------
Glucosamine Sulfate              Nutritional building blocks for joint health            500mg     Capsules
(Sodium Free)
---------------------------------------------------------------------------------------------------------------
Glucosamine Sulfate              Nutritional building blocks for joint health            500mg     Capsules
(Sodium Free)
---------------------------------------------------------------------------------------------------------------
Glucosamine Sulfate              Nutritional building blocks for joint health           1000mg     Capsules
(Sodium Free)
---------------------------------------------------------------------------------------------------------------
Glucosamine (Sodium Free)        Nutritional building blocks for joint health            450mg     Capsules
& Chondroitin Sulfate
---------------------------------------------------------------------------------------------------------------
Glucosamine (Sodium Free)        Nutritional building blocks for joint health            900mg     Capsules
& Chondroitin Sulfate
---------------------------------------------------------------------------------------------------------------
Glucosamine (Sodium Free)        Nutritional building blocks for joint health            900mg     Capsules
& Chondroitin Sulfate
---------------------------------------------------------------------------------------------------------------
Glucosamine Sulfate              Nutritional building blocks for joint health            900mg     Capsules
(Sodium Free) & OptiMSMTM
---------------------------------------------------------------------------------------------------------------
OptiMSMTM                        Nutritional support for joint health                    500mg     Capsules

methyl sulfonyl methane
---------------------------------------------------------------------------------------------------------------
OptiMSMTM                        Nutritional support for joint health                   1000mg     Capsules

methyl sulfonyl methane
---------------------------------------------------------------------------------------------------------------
Shark Cartilage                  Nutritional building blocks for joint health            750mg     Capsules
---------------------------------------------------------------------------------------------------------------
Mineral Products
---------------------------------------------------------------------------------------------------------------
Product                          Slogan                                                Activity       Form
---------------------------------------------------------------------------------------------------------------
Iron (Ferrous gluconate)         Nutritional support to promote healthy blood            300mg       Tablets
                                 circulation
---------------------------------------------------------------------------------------------------------------
Iron (Ferrous sulphate)          Nutritional support to promote healthy blood            300mg       Tablets
                                 circulation
---------------------------------------------------------------------------------------------------------------
Zinc (Gluconate)                 Supports immune health                                  50mg        Tablets

---------------------------------------------------------------------------------------------------------------
Other Products
---------------------------------------------------------------------------------------------------------------
Product                          Slogan                                                Activity       Form
---------------------------------------------------------------------------------------------------------------
Phasoelamine                     None                                                   500 mg       Tablets
---------------------------------------------------------------------------------------------------------------
Evening Primrose Oil             A rich source of essential fatty acids                  500mg       SoftGel
---------------------------------------------------------------------------------------------------------------
Evening Primrose Oil             A rich source of essential fatty acids                 1000mg       SoftGel
---------------------------------------------------------------------------------------------------------------
Flaxseed Oil (Organic)           A rich source of essential fatty acids                 1000 mg      SoftGel
---------------------------------------------------------------------------------------------------------------
Lecithin (Unbleached)            Support for mental function                            1200mg       SoftGel
---------------------------------------------------------------------------------------------------------------
Omega 3-6-9                      Nutritional support for heart health Essential         1200mg       SoftGel
                                 Fatty acids
---------------------------------------------------------------------------------------------------------------
Salmon Oil - Wild                Nutritional support for heart health Essential         1000mg       SoftGel
                                 Fatty acids
---------------------------------------------------------------------------------------------------------------
Children's Complete Chewable     Provides daily nutritional support                      multi       Tablets
Multiple Vitamins & Minerals

                                       22

---------------------------------------------------------------------------------------------------------------
Multiple Vitamins                Provides daily nutritional support                      multi       Tablets
---------------------------------------------------------------------------------------------------------------
Multiple Vitamins plus Iron      Provides daily nutritional support                      multi       Tablets
---------------------------------------------------------------------------------------------------------------
Multi Vitamin & Mineral          Provides daily nutritional support                      multi       Tablets
---------------------------------------------------------------------------------------------------------------
Multiple Vitamins & Minerals 50  Provides daily nutritional support                      multi       Tablets
+ w/Lutien
---------------------------------------------------------------------------------------------------------------
Multivitamin Forte               Provides daily nutritional support                      multi       Tablets
w/Lutein                   (25
Multiple Vitamins & Minerals)
---------------------------------------------------------------------------------------------------------------
Prenatal Vitamin                 Provides daily nutritional support                      multi       Tablets
---------------------------------------------------------------------------------------------------------------

Manufacturing

     We have entered into agreements with three manufacturers who will produce all of our requirements for our three product lines. Hotway Nutraceuticals Canada Co. Ltd. and Canadian Phytopharmaceuticals Corp. will process the raw materials that go into our product lines. GFR Pharma Ltd. will handle the packaging of the final products for all of our product lines. Eventually we hope to establish our own manufacturing facility in British Columbia, Canada. Once we are able to manufacture our own products, we will be able to more efficiently control our costs and quality and better protect our trade secrets.

     Hotway Nutraceuticals Canada Co. Ltd. On June 8, 2004, we entered into a Manufacturing Agreement with Hotway Neutraceuticals Canada Co. Ltd. Hotway has agreed to manufacture certain herbal ingredients and supplements for our private label brand. The term of this Manufacturing Agreement is for five years, with an option of both parties to renew for another five years upon written notice given at least ninety days before expiration of the term. Hotway has agreed to manufacture certain products for our three products lines at prices to be agreed upon from time to time in the future. If the parties are not able to agree on prices and minimum order amounts for a particular product, then we have the right to have the product manufactured by another company. Hotway has the exclusive right to manufacture the products that Hotway has licensed to us under the Exclusive Licensing Agreements. However this exclusivity shall only apply so long as: (a) the parties have agreed on price and Hotway has not served any notice on us of any intended price increase; and (b) to the extent that Hotway has limited quantities, we may obtain excess quantities from other suppliers. Notwithstanding the exclusivity provision of the Manufacturing Agreement, the final packaging will be completed by GFR Pharma Ltd., as described below. If Hotway does not deliver an order within ten weeks from receipt of the order and Hotway does not remedy the failure to deliver within 30 days of notice, then Hotway will no longer have the exclusive right to manufacture our products.

     China Health Holding is responsible for any damages, directly or indirectly related to: (a) all formulas owned by China Health Holding; (b) the design, content, description, ingredient listing and layout of all labels supplied by China Health Holding; (c) any patent violations where the product formulation was provided by China Health Holding; and (d) any breach of the Manufacturing Agreement. Hotway warrants that the products manufactured by it will meet China Health Holding's specifications. In addition, Hotway is responsible for any damages, directly or indirectly related to: (a) contamination of ingredients in any products manufactured by Hotway beyond that permitted by applicable laws;
(b) all formulas owned by Hotway; (c) non-compliance with any laws, ordinances, regulations or requirements of any federal, provincial, municipal or other authority in the manufacture of products by Hotway; (d) incorrect labeling of ingredients contained in the products; (e) violation of any patents in relation to products where the formulation was created by Hotway; and (f) any breach of the Manufacturing Agreement. Hotway and China Health Holding are each required to maintain comprehensive bodily injury, property damage and product liability insurance applying to their respective operations and any of their employees or agents for an amount of not less than $2,000,000 per occurrence or such higher amount that the other party reasonably requires, with a deductible of no more than $5,000, during the term of the Manufacturing Agreement.

     If either party materially defaults on the terms of the Manufacturing Agreement, the non-defaulting party may give notice to the defaulting party to remedy the default. The defaulting party thereafter has 30 days to remedy the default. In the event the defaulting party does not remedy the default within such period, the non-defaulting party has the right to terminate the

Manufacturing Agreement upon seven days written notice to the defaulting party. Notwithstanding these notice provisions, in the event of bankruptcy or insolvency of the defaulting party, or the assignment of the Manufacturing Agreement without the consent of the other party, the Manufacturing Agreement may be terminated immediately.

     Canadian Phytopharmaceuticals Corp. Manufacturing Agreement. On February 9, 2004, we entered into a Manufacturing Agreement with Canadian Phytopharmaceuiticals Corp. ("Canadian Phyto"), a British Columbia manufacturing company. Canadian Phyto uses computerized HP1100 High Performance Liquid Chromatography instruments, to produce consistency in the products it manufactures. Canadian Phyto will procure components, materials, equipment and other supplies, and manufacture, assemble and test products pursuant to detailed written specifications which are provided by China Health Holding and accepted by Canadian Phyto. Canadian Phyto is required to keep restricted all confidential terms, exclusive rights, patents, trade secrets and other intellectual property which has been provided to Canadian Phyto by China Health Holding. The Manufacturing Agreement with Canadian Phyto does not contain any exclusivity provisions.

     The term of this Manufacturing Agreement is for one year. Canadian Phyto has agreed to set the price for products to be manufactured from time to time through blanket purchase orders issued by China Health Holding and accepted by Canadian Phyto. Until the purchase price for manufactured products has been paid to Canadian Phyto, Canadian Phyto will retain a security interest in the products that have been delivered to China Health Holding and any proceeds therefrom. The Manufacturing Agreement with Canadian Phyto may be terminated by either party for any reason, but if terminated by Canadian Phyto we must be provided at least 120 days prior written notice. If we are notified promptly in writing and given sole control of the defense and all related settlement negotiations, we must defend Canadian Phyto from any claim or action and must indemnify Canadian Phyto from any loss, damage or injury, including death, which arises from any alleged defect of any of our products.

     GFR Pharma Ltd. Manufacturing Agreement. On April 8, 2004, we entered into a Manufacturing Agreement with GFR Pharma Ltd., a British Columbia company. GFR Pharma is a full service private label, Canadian Good Manufacturing Process
(GBP) facility that specializes in producing over-the-counter products and natural source products. GFR Pharma provides formulating, blending, packaging, product testing, technical support, market research, label design and regulatory information support to its customers. GFR Pharma manufactures and supplies products through its GFR Private Label Program to a variety of customers similar to products that GFR Pharma will supply to China Health Holding. Any formulas owned by China Health Holding for products manufactured by GFR Pharma will remain the exclusive property of China Health Holding. Further, Neither party may, without the prior consent of the other party, directly or indirectly, disclose any confidential or proprietary information or intellectual property relating to the business affairs of the other party, including but not limited to GFR Pharma's formulas and China Health Holding's formulas. The Manufacturing Agreement with GFR Pharma does not contain any exclusivity provisions.

     The term of this Manufacturing Agreement is for five years, with an option of both parties to renew for another five years upon written notice given at least ninety days before expiration of the term. GFR Pharma has agreed to manufacture certain products for our three products lines at prices to be agreed upon from time to time in the future. If the parties are not able to agree on prices and minimum order amounts for a particular product, then we have the right to have the product manufactured by another company. The manufacturing time may vary for each product from one to ten weeks, depending on the type of product and the quantity ordered. China Health Holding is responsible for any damages, directly or indirectly related to: (a) all formulas owned by China Health Holding; (b) the design, content, description, ingredient listing and layout of all labels supplied by China Health Holding; (c) any patent violations where the product formulation was provided by China Health Holding; and (d) any breach of the Manufacturing Agreement. GFR Pharma warrants that the products manufactured by it will meet China Health Holding's specifications. In addition, GFR Pharma is responsible for any damages, directly or indirectly related to:
(a) contamination of ingredients in any products manufactured by GFR Pharma beyond that permitted by applicable laws; (b) all formulas owned by GFR Pharma;
(c) non-compliance with any laws, ordinances, regulations or requirements of any federal, provincial, municipal or other authority in the manufacture of products by GFR Pharma; (d) incorrect labeling of ingredients contained in the products;
(e) violation of any patents in relation to products where the formulation was created by GFR Pharma; and (f) any breach of the Manufacturing Agreement. GFR Pharma and China Health Holding are each required to maintain comprehensive bodily injury, property damage and product liability insurance applying to their respective operations and any of their employees or agents for an amount of not less than $2,000,000 per occurrence or such higher amount that the other party reasonably requires, with a deductible of no more than $5,000, during the term of the Manufacturing Agreement.

     If either party materially defaults on the terms of the Manufacturing Agreement, the non-defaulting party may give notice to the defaulting party to remedy the default. The defaulting party thereafter has 30 days to remedy the default. In the event the defaulting party does not remedy the default within such period, the non-defaulting party has the right to terminate the Manufacturing Agreement upon seven days written notice to the defaulting party. Notwithstanding these notice provisions, in the event of bankruptcy or insolvency of the defaulting party, or the assignment of the Manufacturing Agreement without the consent of the other party, the Manufacturing Agreement may be terminated immediately.

Market Analysis

     According to the Natural Marketing Institute, which monitors consumer trends in the marketplace, demand for dietary supplements corresponds with a strategic shift in how consumers view health and wellness. Surveys find that the majority of Americans rely on dietary supplements to maintain good health. More than ever before, consumers feel empowered to manage their health and are either actively using supplements or are researching information about them. This is supported by research from the Dietary Supplement Information Bureau that found that three in five consumers (59%) take supplements on a regular basis.

     A number of drivers explain the overall growth of the industry, including consumers looking for more natural health remedies, Baby Boomers seeking remedies to slow the aging process, a trend towards self-medication rather than a reliance on increasingly expensive mainstream medicine, and a public that was receptive to studies and other information that purported to show the benefits of daily vitamin and mineral use.

     According to Health Strategy Consulting LLC ("HSC"), the global nutrition market exceeded $170 billion in 2003. Of the global nutrition market, the dietary supplements and natural remedies represented approximately $60.1 billion, or 35% of retail sales during 2003. Within the U.S., vitamins/multi-vitamins accounted for the largest piece of the market, 33%, or $6.14 billion in 2002. The second largest segment, herbals/botanicals, accounted for 23% of the US market in 2002 at $4.2 billion.

     Specialty supplements, along with sports nutrition and meal supplements, are the bright spots in the US dietary supplement market, reports HSC. During 2002, specialty supplements recognized 8% growth, closely followed by meal supplements and sports nutrition, each experiencing 7% growth during that year. The US specialty supplements market was valued at $2.3 billion in 2002 or roughly 12% of the US dietary supplement market.


                               US Dietary Supplements Markets (in millions) Consumer Sales, All Channels
---------------------- ----------------- ----------------- ----------------- ----------------- -----------------
      Category               2000              2001              2002              CAGR        Projected Growth
                                                                               1997 - 2002       2002 - 2005
---------------------- ----------------- ----------------- ----------------- ----------------- -----------------
      Vitamins              5,970             6,020             6,140               3%               1-3%
---------------------- ----------------- ----------------- ----------------- ----------------- -----------------
   Multi-Vitamins           3,100             3,190             3,254               4%               2-4%
---------------------- ----------------- ----------------- ----------------- ----------------- -----------------
 Herbals/ Botanicals        4,120             4,180             4,260               4%               1-2%
---------------------- ----------------- ----------------- ----------------- ----------------- -----------------
  Sports Nutrition          1,590             1,730             1,851               9%               6-9%
---------------------- ----------------- ----------------- ----------------- ----------------- -----------------
      Minerals              1,350             1,390             1,460               7%               4-6%
---------------------- ----------------- ----------------- ----------------- ----------------- -----------------
  Meal Supplements          2,070             2,310             2,472               8%               6-9%
---------------------- ----------------- ----------------- ----------------- ----------------- -----------------
  Specialty / Other         1,940             2,130             2,300              15%              6-10%
---------------------- ----------------- ----------------- ----------------- ----------------- -----------------
        Total              17,040            17,760            18,482               6%               3-5%
---------------------- ----------------- ----------------- ----------------- ----------------- -----------------

CAGR - Capitalized Annual Growth Rate     Source: Health Strategy Consulting LLC
                                               (http: //www.health-strategy.com)

Competition

     The nutritional supplements retail industry is a large, highly fragmented and growing industry, with no single industry participant accounting for more than 10% of total industry retail sales. Competition is based primarily on price, quality and assortment of products, customer service, marketing support and availability of new products.

     We compete with publicly owned and privately owned companies, which are highly fragmented in terms of geographical market coverage and product categories. We compete with specialty retailers, including GNC Corporation, Vitamin World and Vitamin Shoppe(R), supermarkets, drugstores, mass merchants, multi-level marketing organizations, mail order companies and a variety of other smaller participants. In addition, the market is highly sensitive to the introduction of new products, including various prescription drugs, which may rapidly capture a significant share of the market. In the United States, we also compete with supermarkets, drugstores and mass merchants with heavily advertised national brands manufactured by large pharmaceutical and food companies, as well as with the Nature's Bounty and Nature's Wealth brands, sold by Vitamin World and other retailers. Our international competitors also include large international pharmacy chains and major international supermarket chains as well as other large U.S.-based companies with international operations. Our wholesale and manufacturing operations also compete with other wholesalers and manufacturers of third-party nutritional supplements such as Tree of Life and Leiner Health Products.

Marketing and Sales Strategy

     Our  management   recognizes   that  different   markets  offer   different
opportunities for growth in sales. Our sales and marketing plan is based on the following foundations:

     1. Online Retail - We intend to target customers through our Internet website at www.chinahealthholding.com. We are currently working to enhance our website to be capable of handling retail transactions with multiple payment forms (i.e., credit card, cheque and alternative payment systems), in multiple currencies and in multiple languages.

     2. Retail and Wholesale Distribution - Our management believes that one of the fastest ways to penetrate the neutraceuticals market is to secure distribution through an established system of retailers in order to take advantage of their current client base. We are currently in the process of negotiating with several distribution companies that we hope will distribute our products.

     3. Retail Storefronts - We hope to enter the neutraceuticals market in the Peoples' Republic of China. For this large market, we intend to establish storefronts advertising our brand name. This market is part of our long-term business objectives and has not yet been implemented since our more immediate focus is on the North American neutraceuticals market.

     The following are marketing and sales initiatives that we intend to implement to market our products:

     1. Website Development - We are currently working to enhance our online shopping store to help us establish a strong online presence for our products. We are working to make our online shopping store easily customizable, expandable, eye pleasing, easy to navigate and functional. Our newest products and best sellers will be featured on the site, with feature products changing periodically. A search feature will allow customers to enter the type of ailment they are looking for help with, or a product name, in order to provide direct access to the information and/or products the customer is seeking.

     2. Establish Regional Sales Teams - As we grow, we intend to establish regional sales teams in Canada, the United States and ultimately internationally. The role of these sales teams will be to work with distributors and retailers in their regions.

     3. Media Advertising - We intend to engage in more advertising to help establish our business in the neutraceuticals market through an intensive North American media and advertising campaign. We expect to spend approximately $200,000 on media and advertising over the next year to meet these objectives.

     4. Public and Investor Relations - On August 8, 2004, we entered into a Consulting Agreement with National Media Associates, a California corporation, to provide national media consulting services, including news feature development, establishing relations with financial advisory newsletter writers and with other trade and advertising media. National Media Associates will also provide an investor relations program of communications to United States institutional, brokerage and retail investor communities. We agreed to compensate National Media Associates by: (a) issuing to it an aggregate of 1,000,000 shares of our common stock; and (b) issuing to it options to purchase an aggregate of 1,000,000 shares of our common stock exercisable for a term of three years at $0.10 per share. We valued the 1,000,000 shares issued to National Media Associates at $250,000 ($0.25 per share).

     5. Trade Shows and Seminars - We expect to participate in seminars related to neutraceuticals, alternative medicine and Chinese medicine.

Research and Development

     Our research and development program is focused on the development and commercialization of natural medicinal products to prevent and help treat epidemic diseases and conditions in the areas of diabetes mellitus, cardiovascular and cerebral-vascular system dysfunctions, neurological disorders and immunological disorders. We have worked in the past through informal research and development alliances with ShangHai Chinese Western Medical Vascular Disease Research Institute, ShangHai XiJiYe TCM Hospitals, Beijing TCM Research Institute in the People's Republic of China and certain Research Institute scientists in the People's Republic of China.

Intellectual Property

     We own the rights to the 26 100% natural herbal medicinal products that comprise our King of Herbs and Taoist Medicine product lines. (See "Purchase Agreement for 26 100% Natural Herbal Medicinal Products Formulas" on p. 12.) We also have the exclusive rights to certain other neutraceutical products through two license agreements with Hotway Nutraceuticals Canada Co., Ltd. (See "Exclusive Licensing Agreement for 19 Cordyceps Products" and "Exclusive Licensing Agreement for De-Daibe and Depressor Herbs" on p. 13.)

     On August 20, 2004, we filed a trademark application for the name "China Health Holding Inc." Otherwise, we have not applied for or been granted any patents, trademarks, service marks or any other intellectual property rights with any governmental body.

Government Regulation

     The processing, formulation, manufacturing, packaging, labeling, advertising and distribution of our products are subject to regulation by one or more federal agencies, including the Health Protectorate Branch in Canada, and in the United States, the Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission, the United States Department of Agriculture, United States Customs and Border Protection and the Environmental Protection Agency. These activities are also regulated by various agencies of the states and localities in which our products are sold. Our products sold in other foreign countries are also subject to regulation under various national, local, and international laws that include provisions governing, among other things, the processing, formulation, manufacturing, packaging, labeling, advertising and distribution of dietary supplements and over-the-counter drugs. Government regulations in foreign countries may prevent or delay the introduction, or require the reformulation, of certain of our products. Below is a summary of government regulation of our products in the United States, which is where we intend to focus our marketing efforts over the next twelve months.

     Pursuant to the Federal Food, Drug, and Cosmetic Act ("FDCA"), the FDA regulates the processing, formulation, safety, manufacture, packaging, labeling and distribution of dietary supplements, (including vitamins, minerals, herbs) and over-the-counter drugs. The FTC has jurisdiction to regulate the advertising of these products. The FDCA has been amended several times with respect to dietary supplements, in particular by the Dietary Supplement Health and Education Act of 1994 ("DSHEA"). DSHEA established a new framework governing the composition, safety, labeling and marketing of dietary supplements. "Dietary supplements" are defined as vitamins, minerals, herbs, other botanicals, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, constituents, extracts or combinations of such dietary ingredients. Generally, under DSHEA, dietary ingredients that were on the market prior to October 15, 1994 may be used in dietary supplements without notifying the FDA. "New" dietary ingredients (i.e., dietary ingredients that were "not marketed in the United States before October 15, 1994") must be the subject of a new dietary ingredient notification submitted to the FDA unless the ingredient has been "present in the food supply as an article used for food" without being "chemically altered." A new dietary ingredient notification must provide the FDA evidence of a "history of use or other evidence of safety" establishing that use of the dietary ingredient "will reasonably be expected to be safe." A new dietary ingredient notification must be submitted to the FDA at least 75 days before the initial marketing of the new dietary ingredient. There is no certainty that the FDA will accept any particular evidence of safety for any new dietary ingredient. The FDA's refusal to accept such evidence could prevent the marketing of such dietary ingredients.

     DSHEA permits "statements of nutritional support" to be included in labeling for dietary supplements without FDA premarket approval. Such statements must be submitted to FDA within 30 days of marketing and must bear a label disclosure that "This statement has not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease." Such statements may describe how a particular dietary ingredient affects the structure, function or general well-being of the body, or the mechanism of action by which a dietary ingredient may affect body structure, function or well-being, but may not expressly or implicitly represent that a dietary supplement will diagnose, cure, mitigate, treat, or prevent a disease. A company that uses a statement of nutritional support in labeling must possess scientific evidence substantiating that the statement is truthful and not misleading. If the FDA determines that a particular statement of nutritional support is an unacceptable drug claim or an unauthorized version of a disease claim for a food product, or if the FDA determines that a particular claim is not adequately supported by existing scientific data or is false or misleading, we would be prevented from using the claim.

     In addition, DSHEA provides that so-called "third-party literature," e.g., a reprint of a peer-reviewed scientific publication linking a particular dietary ingredient with health benefits, may be used "in connection with the sale of a dietary supplement to consumers" without the literature being subject to regulation as labeling. Such literature must not be false or misleading; the literature may not "promote" a particular manufacturer or brand of dietary supplement; and a balanced view of the available scientific information on the subject matter must be presented. If the literature fails to satisfy each of these requirements, we may be prevented from disseminating such literature with our products, and any dissemination could subject our product to regulatory action as an illegal drug.

     We expect that the FDA will adopt in the near future the final regulations, proposed on March 13, 2003, regarding Good Manufacturing Practice in manufacturing, packing, or holding dietary ingredients and dietary supplements, authorized by DSHEA. Good Manufacturing Practice regulations will require dietary supplements to be prepared, packaged and held in compliance with strict rules, and will require quality control provisions similar to those in the Good Manufacturing Practice regulations for drugs. We or our third-party supplier or vendors may not be able to comply with the new rules without incurring substantial additional expenses.

     The FDA has broad authority to enforce the provisions of the FDCA applicable to dietary supplements, including powers to issue a public warning letter to a company, to publicize information about illegal products, to request a recall of illegal products from the market, and to request the Department of Justice to initiate a seizure action, an injunction action, or a criminal prosecution in the United States courts. The FDA may also issue an Import Alert for any products it considers misbranded, adulterated and/or unapproved new drugs. Customs would block the admission of these products from entry into the country. The regulation of dietary supplements may increase or become more restrictive in the future.

     The FDA may also make a determination that some of our products either contain drug claims or that certain ingredients of our products are not dietary, or even new dietary ingredients, but unapproved new drugs. Any of these determinations could block the marketing of these products in the United States.

     We cannot determine what effect additional domestic or international governmental legislation, regulations or administrative orders, when and if promulgated, would have on our business in the future. New legislation or regulations may require the reformulation of certain products to meet new standards, require the recall or discontinuance of certain products not capable of reformulation, impose additional record keeping or require expanded documentation of the properties of certain products, expanded or different labeling, or scientific substantiation.

Employees

     We currently employ three full time employees and twelve part-time employee/consultants. None of our employees are covered by a collective bargaining agreement. We consider our relations with our employees to be good.

     The only employment agreements currently in effect are with Julianna Lu, Xiao Fei Yu, Dick Wu, David Woo and James H. Simpson. Our employment agreement with Ms. Lu commenced May 1, 2004 and does not have an expiration term or any termination provisions. Mr. Yu has signed two employment agreements with us, which commenced on May 26, 2004 and June 1, 2004. Each of Mr. Yu's employment agreements is for a term of two years and neither agreement contains any termination provisions. Mr. Wu signed an employment agreement with us that commenced July 6, 2004 and expires July 6, 2006. Mr. Wu's employment agreement may be terminated by us for any reason. Mr. Woo signed an employment agreement with us that commenced November 8, 2004 and is for a term of two years. After a three-month probationary period, Mr. Woo's employment agreement may be terminated by us for any reason. Our employment agreement with Mr. Simpson commenced November 18, 2004. After a three-month probationary period, Mr.
Simpson's employment agreement may be terminated by us for any reason. For a complete description of our employment agreements, see "Employment Agreements and Director Compensation" beginning on page 30.

                             DESCRIPTION OF PROPERTY

     We lease office space located at 666 Burrard St., Suite 3400, Park Place, Vancouver, British Columbia, Canada V6C 2X8. Our monthly rent for this location is $1,000 per month. The term of the lease commenced on May 15, 2004 and is continues for a minimum of eight and one-half months with automatic renewals for subsequent twelve-month terms unless a notice of termination is delivered in writing by either party ninety days prior to the anniversary date of the termination date of the lease agreement. After the initial term of this lease has expired it will be replaced with a new lease as described below.

     On October 20, 2004, we signed a lease for office space at 666 Burrard St., Suite 600, Park Place, Vancouver, British Columbia, Canada V6C 2X8. This lease begins January 1, 2005 and is for a term of 12 months, with automatic renewals for subsequent twelve-month terms unless a notice of termination is delivered in writing by either party ninety days prior to the anniversary date of the termination date of the lease agreement. The monthly rent for the first 12-month term of the lease is $1,200 per month. Rent for subsequent terms will be at market rates.

                                Legal Proceedings

     We are not currently a party to, nor is any of our property currently the subject of, any pending legal proceeding. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

                                   MANAGEMENT

Executive Officers, Directors, Director Nominees and Key Employees

     The following are the names and certain information regarding or current Directors and Executive Officers:

------------------------------- --------- --------------------------------------------------------
             Name                 Age                            Position
------------------------------- --------- --------------------------------------------------------
Julianna (Jenny) Lu                42     Chief Executive Officer, Principal Financial Officer,
                                          Principal Accounting Officer, Treasurer and Chairman
                                          of the Board of Directors
------------------------------- --------- --------------------------------------------------------
Xiao Fei Yu                        42     Vice President and Director
------------------------------- --------- --------------------------------------------------------
Dick Wu                            49     Secretary and Director
------------------------------- --------- --------------------------------------------------------
David Woo                          47     Vice President, Research and Development

------------------------------- --------- --------------------------------------------------------
James H. Simpson                   55     Vice President, Corporate Development
------------------------------- --------- --------------------------------------------------------

     Pursuant to our bylaws, our directors are elected at our annual meeting of stockholders and each director holds office until his successor is elected and qualified. Officers are elected by our Board of Directors and hold office until an officer's successor has been duly appointed and qualified unless an officer sooner dies, resigns or is removed by the Board. There are no family relationships among any of our directors and executive officers.

Background of Executive Officers and Directors

     Julianna (Jenny) Lu, Founder, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer and Chairman of the Board of Directors. Ms. Lu founded China Health Holding, Inc. and has been our principal executive officer since our formation in 2002. From 2000 until 2002, Ms. Lu was the President and Chief Executive Officer of AGPL Pharma Corporation. From 1999 until 2003, Ms. Lu was the President and Chief Executive Officer of Auspicious J.K. Enterprises, Ltd.

     Xiao Fei Yu, Vice President and Director. Mr. Yu has helped China Health Holding create and develop 26 natural herbal product formulas that make up our King of Herbs and Taoist Medicine product lines. Mr. Yu has been a member of our Board of Directors since May 26, 2004 and on October 6, 2004 he was appointed to a position as Vice President. From 1997 to Present, Mr. Yu has been the President and Director of Taoist Tantric & Toltec Research and Development Centre located in Beijing, People's Republic of China. From 1998 to Present, Mr. Yu has been a Research Scientific Consultant of Central TCM Research and Development Institute located in Beijing, People's Republic of China. From 1999 to Present, Mr. Yu has been teaching Taoism, Taoist medicine and Indian classical philosophy & religion as a professor in the Department of Philosophy at the University of CCCP located in Beijing, People's Republic of China. From 1994 until 1999, Mr. Yu was an Associate Professor in Taoism, Taoist medicine, Buddhism and Scientific Philosophy in the Department of Philosophy at the University of CCCP.

     Dick Wu, Secretary and Director. Mr. Wu has been a member of our Board of Directors since July 8, 2004 and was appointed Secretary on October 3, 2004. From May 2000 to Present, Mr. Wu has been a Director of Apollo Precise Parts, Inc. From September 1996 to Present, Mr. Wu has been the President of Finest Business Investment Development, Inc. From May 1992 to Present, Mr. Wu has been the President of New Way Refrigeration & Air Conditioning, Ltd. From July 1987 to Present, Mr. Wu has been the President of Consumer Refrigeration & Appliance Service, Ltd.

     David Woo, Vice President, Research and Development. Mr. Woo was appointed Vice President of Research and Development on November 8, 2004. From 2002 to Present, Mr. Woo has been Executive Director of Tianjin GMCC Biotech Ltd. located in Tianjin, China. From 2002 to Present, Mr. Woo also has acted as President of Beiging EcoMed Pharmaceutical Ltd., in Beijing, China. From 2001 to Present, Mr. Woo has been the Chief Executive Officer of Hotway Nutraceutical Canada Co., Ltd., located in Vancouver, Canada. From 2000 to Present, Mr. Woo has been the Chief Scientist of GMCC-David Laboratories Inc., in Vancouver, Canada. From 1998 until 2000, Mr. Woo was an Associate Professor at UBC Medicine School in Vancouver, Canada. From 1996 until 1998, Mr. Woo was an Assistant Professor at UBC Agriculture School.

     James H. Simpson, Vice President, Corporate Development. Mr. Simpson was appointed Vice President of Corporate Development on November 18, 2004. From 1996 to Present, Mr. Simpson has been the President of Bevitor Holding Ltd.

Employment Agreements and Director Compensation

     On June 1, 2004, we entered into an employment agreement with Julianna (Jenny) Lu, pursuant to which Ms. Lu has agreed to be employed as our Chief Executive Officer, Treasurer, Secretary, Director and Chairman of our Board of Directors. The agreement commenced retroactively beginning May 1, 2004 and does not have an expiration term. As compensation under the agreement, we agreed to pay Ms. Lu $8,000 per month. Every six months, we will review Ms. Lu's management services and her monthly compensation may increase 30% to 50% at the discretion of the Board of Directors. In addition, we granted Ms. Lu options to purchase 2,500,000 shares of our common stock at a price of $0.10 per share. The options expire the sooner of (a) June 1, 2009 or (b) thirty days after the termination of the agreement. Ms. Lu will also be reimbursed for any actual out-of-pocket expenses incurred while performing her duties under the agreement. Any individual expense items, other than telephone invoices, in excess of $200 must first be approved by us. Ms. Lu's employment agreement does not contain any termination provisions

     On May 26, 2004, we entered into an agreement with Xiao Fei Yu, pursuant to which Mr. Yu has agreed to act as a member of our Board of Directors. The agreement commenced on May 26, 2004 and is for a term of two years. As compensation, we granted Mr. Yu options to purchase 200,000 shares of our common stock at a price of $0.10 per share. The options expire on sooner of (a) May 26, 2006 or (b) thirty days after the termination of the agreement. Mr. Yu will also be reimbursed for any actual out-of-pocket expenses incurred while performing her duties under the agreement. Any individual expense items, other than telephone invoices, in excess of $200 must first be approved by China Health Holding. Mr. Yu's employment agreement does not contain any termination provisions.

     On October 6, 2004, we amended the agreement with Mr. Yu and added to his responsibilities the position of Vice President. Pursuant to the amendment, we granted Mr. Yu an option to purchase 250,000 shares of our common stock at a price of $0.20. The option expires the sooner of (a) July 9, 2007 or (b) thirty days after termination of Mr. Yu's employment agreement, as amended.

     On June 8, 2004, we entered into another agreement with Mr. Yu, pursuant to which Mr. Yu is responsible for new products research and development, manufacturing under GMP standards, the People's Republic of China market and public relations. The agreement commenced on June 1, 2004 and is for a term of two years. As compensation under this agreement, we agreed to pay Mr. Yu $1,000 per month. Mr. Yu's services will be reviewed every 6 months and may be increased the discretion of our Board of Directors. In addition, we granted Mr. Yu options to purchase 150,000 shares of our common stock at a price of $0.10 per share. The options expire the sooner of (a) June 1, 2006 or (b) thirty days after the termination of the agreement. Mr. Yu will also be reimbursed for any actual out-of-pocket expenses incurred while performing her duties under the agreement. Any individual expense items, other than telephone invoices, in excess of $200 must first be approved by China Health Holding.

     On July 8, 2004, we entered into an agreement with Dick Wu, pursuant to which Mr. Wu has agreed to act as a member of our Board of Directors. The agreement commenced retroactively beginning July 6, 2004 and is for a term of one year. Mr. Wu's services will be reviewed after a three month probationary period, after which the agreement may be terminated by us for any reason. As compensation, we granted Mr. Wu options to purchase 150,000 shares of our common stock at a price of $0.10 per share. The options expire the sooner of (a) July 6, 2005 or (b) thirty days after the termination of the agreement.

     On October 3, 2004, we amended the agreement with Mr. Wu and added to his responsibilities the position of Secretary. Pursuant to the amendment, we granted Mr. Wu an option to purchase 250,000 shares of our common stock at a price of $0.20. The option expires the sooner of (a) July 7, 2007 or (b) thirty days after the termination of Mr. Wu's employment agreement, as amended.

     On November 8, 2004, we agreed to extend the term of Mr. Wu's employment agreement for an additional year to expire on July 6, 2006. In connection with the extension, we granted Mr. Wu an option to purchase 250,000 shares of our common stock at a price of $0.20. The option expires the sooner of (a) November 7, 2006 or (b) thirty days after the termination of Mr. Wu's employment agreement.

     On November 8, 2004, we entered into an agreement with David Woo, pursuant to which Mr. Woo has agreed to be employed as our Vice President of Research and Development. The agreement commenced on November 8, 2004 and terminates after two years. Mr. Woo's services will be reviewed after a three month probationary period, after which the agreement may be terminated by us for any reason. As compensation, we granted Mr. Woo options to purchase 400,000 shares of our common stock at a price of $0.20 per share. The options expire the sooner of (a) November 7, 2007 or (b) thirty days after the termination of the agreement.

     On November 16, 2004, we entered into an agreement with James H. Simpson, pursuant to which Mr. Simpson has agreed to be employed as our Vice President of Corporate Development. The agreement commenced on November 18, 2004 and terminates on November 17, 2007. Mr. Simpson's services will be reviewed after a three month probationary period, after which the agreement may be terminated by us for any reason. As compensation, we agreed to pay Mr. Simpson $3,000 per month. In addition, we granted Mr. Simpson options to purchase 600,000 shares of our common stock at a price of $0.20 per share. The options expire the sooner of
(a) November 17, 2009 or (b) thirty days after the termination of the agreement. Mr. Simpson will also be reimbursed for any actual out-of-pocket expenses incurred while performing his duties under the agreement. Any individual expense items, other than telephone invoices, in excess of $200 must first be approved by us.

                             Executive Compensation

     The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers with annual compensation exceeding $100,000 during the fiscal years ending December 31, 2003 and 2002.

                           SUMMARY COMPENSATION TABLE
                                                                                                 Long-Term
                                                                                               Compensation
                                                                                ------------------------------ -------------
                                                  Annual Compensation                      Awards                Payouts
                                          ------------- ---------- ------------ ----------------- ------------ -------------
                                                                                   Restricted     Securities                   All

                                                                      Other                                                   Other
                                                                     Annual                       Under-lying                Compen-
          Name and                         Salary ($)                Compen-     Stock Award(s)    Options/        LTIP      sation
     Principal Position          Year         (1)       Bonus ($)  sation ($)         ($)          SARs (#)    Payouts ($)      ($)
------------------------------ ---------- ------------- ---------- ------------ ----------------- ------------ ------------- -------
Julianna (Jenny) Lu, CEO,       2004       $84,000        0           0               0              0             0           0
   principal financial
officer,                        2003       $60,000        0           0               0              0             0           0
   principal accounting
officer,                        2002       $45,000        0           0               0              0             0           0
   Treasurer and Chairman
   of the Board

     (1) Ms. Lu's salary for 2004, 2003 and 2002 has been accrued and is included loans to us from Ms. Lu. Ms. Lu's loans are described more fully below under "Certain Relationship and Related Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to an agreement dated May 1, 2004 between A E&E Pharma Corporation (n/k/a China Health Holding, Inc.), Julianna (Jenny) Lu and Xiao Fei Yu, Jenny Lu, our founder and principal executive officer, and Xiao Fei Yu sold all proprietary rights and formulas to the "26 100% natural herbal medicinal products" (the "Products") that comprise the King of Herbs and Taoist Medicine product lines (described below) to China Health Holding. On August 8, 2004, the parties signed an Amended and Restated Intellectual Property Purchase Agreement, which clarifies the terms of the Purchase Agreement for the Products. In consideration for the proprietary rights and formulas to the Products, China Health Holding agreed to: (a) issue to Ms. Lu 2,000,000 shares of common stock;
(b) pay to Ms. Lu $150,000 cash; (c) pay to Ms. Lu following the closing date and until May 1, 2029, a cash amount equal to 4.8% of gross revenue from sales of the Products; (d) issue to Mr. Yu 200,000 shares of common stock; (e) pay to Mr. Yu $25,000 cash; and (f) pay to Mr. Yu following the closing date and until May 1, 2029, a cash amount equal to 0.2% of gross revenue from sales of the Products. None of the required cash payments have been made to date. The outstanding cash payments under the Amended and Restated Intellectual Property Agreement accrue interest at the rate of 10% per annum. Our management believes the terms of the Amended and Restated Intellectual Property Agreement are on terms at least as favorable as could have been obtained from unrelated third parties.

     Since April 22, 2002, Julianna (Jenny) Lu has extended numerous loans to China Health Holding. The aggregate amount due to Ms. Lu as of September 30, 2004 totaled $276,648. These loans bear interest at the rate of 10% per annum, are on an unsecured basis and do not have any terms for repayment. These loans have not been documented by any written agreement. Our management believes the terms of these loans are at least as favorable as could have been obtained from unrelated third parties.

     As of September 30, 2004 China Health Holding owed an aggregate of $30,297 to Xiao Fei Yu from various loans and payments made by Mr. Yu on behalf of China Health Holding. These loans bear interest at the rate of 10% per annum, are on an unsecured basis and do not have any terms for repayment. These loans have not been documented by any written agreement. Our management believes the terms of these loans are at least as favorable as could have been obtained from unrelated third parties.

     As of September 30, 2004 China Health Holding owed an aggregate of $17,438 to Dick Wu from various loans extended by Mr. Wu to China Health Holding. These loans do not bear interest, are on an unsecured basis and do not have any terms for repayment. These loans have not been documented by any written agreement. Our management believes the terms of these loans are at least as favorable as could have been obtained from unrelated third parties.


     As of September 30, 2004 China Health Holding owed an aggregate of $2,744 to James Simpson, one of the Company's major shareholders, from various loans extended by Mr. Simpson to China Health Holding. These loans do not bear interest, are on an unsecured basis and do not have any terms for repayment. These loans have not been documented by any written agreement. Our management believes the terms of these loans are at least as favorable as could have been obtained from unrelated third parties.

     We have entered into the following agreements with Hotway Nutraceuticals Canada Co., Ltd. ("Hotway"). David Woo, the Chief Executive Officer of Hotway, is our Vice President of Research and Development.

Exclusive Licensing Agreement for 19 Cordyceps Products

     On March 9, 2004, we entered into an amended and restated Exclusive Licensing Agreement with Hotway. Mr. David Woo, our Vice President of Research and Development, is the Chief Executive Officer of Hotway. Under this agreement Hotway has granted us exclusive licenses to certain neutraceutical products for a term of twenty years in the following countries: United States, Canada, Argentina, Brazil, Columbia, Chile, Uruguay, Paraguay, England, France, Germany, Italy, Spain, Holland, Poland, Switzerland, Sweden, Australia, Monaco, Norway, Denmark, Austria, Ireland, Israel, Kuwait, Iran, Hong Kong, Japan, Malaise, Singapore, India, Indonesia and the People's Republic of China. The Exclusive Licensing Agreement grants us: (a) the exclusive license to utilize 19 neutraceutical products and their raw materials in the above-listed territories;
(b) the exclusive rights to register the Trademarks/Trade Names of the products under our name in each of the above-listed territories; (c) the exclusive license to use, replicate, copy, modify, adopt and manufacture the products for the purpose of developing derivative products by modifying, refining, upgrading, or improving the licensed property; and (d) the exclusive rights to the licensed products' ingredients. In addition, Hotway granted us a right of first refusal to acquire any new products developed by Hotway after March 9, 2004. Upon expiration of the Exclusive Licensing Agreement, Hotway will own the rights to any modifications, upgrades or improvements made to the licensed products.

     In consideration for rights granted under the Exclusive Licensing Agreement, we agreed to pay Hotway $10,000 for each country listed above, or a total of $330,000. The payments must be paid to Hotway by March 9, 2005. To date, we have not made any of these payments. We also agreed to: (a) sell a minimum of 2,000 bottles/60 capsules of the licensed products within 6-12 months after March 9, 2004; (b) manage marketing programs for the licensed products within 3-6 months after March 9, 2004; (c) maintain sales of a minimum of 6,000 bottles/60 capsules annually for each above-listed country within 6-12 months after March 9, 2004; and (d) sell a minimum of 200kg/month of raw materials in Canada within 6-12 months after March 9, 2004. To date, we have not satisfied these requirements. We expect to begin meeting these requirements in the upcoming six to eighteen months. In connection with the Exclusive Licensing Agreement, we entered into a Confidentiality Agreement with Hotway, by which Hotway has agreed not to disclose any data, records, reports, calculations, documents and any other confidential information provide to Hotway by China Health Holding.

     Our management believes the terms of the Exclusive Licensing Agreement are on terms at least as favorable as could have been obtained from unrelated third parties.

Exclusive Licensing Agreement for De-Daibe and Depressor Herbs

     On March 9, 2004, we entered into an Exclusive Licensing Agreement with Hotway, by which Hotway has granted us exclusive licenses to De-Daibe and Depressor Herbs neutraceutical products for a term of twenty years in the following countries: United States, Canada, Argentina, Brazil, Columbia, Chile, Uruguay, Paraguay, England, France, Germany, Italy, Spain, Holland, Poland, Switzerland, Sweden, Australia, Monaco, Norway, Denmark, Austria, Ireland, Israel, Kuwait, Iran, Hong Kong, Japan, Malaise, Singapore, India, Indonesia and the People's Republic of China. The Exclusive Licensing Agreement grants us: (a) the exclusive license to utilize the De-Daibe and Depressor Herbs neutraceutical products and their raw materials in the above-listed territories; (b) the exclusive rights to register the Trademarks/Trade Names of the products under our name in each of the above-listed territories; (c) the exclusive license to use, replicate, copy, modify, adopt and manufacture the products for the purpose of developing derivative products by modifying, refining, upgrading, or improving the licensed property; and (d) the exclusive rights to the licensed products' ingredients. In addition, Hotway granted us a right of first refusal to acquire any new products developed by Hotway after March 9, 2004. Upon expiration of the Exclusive Licensing Agreement, Hotway will own the rights to any modifications, upgrades or improvements made to the licensed products.

     In consideration for rights granted under the Exclusive Licensing Agreement, we agreed to pay Hotway $10,000 for each country listed above, or a total of $330,000. Under the terms of the two license agreements with Hotway, we are required to pay Hotway an aggregate of $660,000. The payments must be paid to Hotway by March 9, 2005. To date, we have not made any of these payments. We also agreed to: (a) sell a minimum of 2,000 bottles/60 capsules of the licensed products within 6-12 months after March 9, 2004; (b) manage marketing programs for the licensed products within 3-6 months after March 9, 2004; (c) maintain sales of a minimum of 6,000 bottles/60 capsules annually for each above-listed country within 6-12 months after March 9, 2004; and (d) sell a minimum of 200kg/month of raw materials in Canada within 6-12 months after March 9, 2004. To date, we have not satisfied these requirements. We expect to begin meeting these requirements in the upcoming six to eighteen months.

     Our management believes the terms of this Exclusive Licensing Agreement are on terms at least as favorable as could have been obtained from unrelated third parties.

Amendment to Exclusive Licensing Agreements

     On November 2, 2004, we entered into an agreement with Hotway to amend the Exclusive Licensing Agreements for the 19 Cordyceps products and the De-Daibe and Depressor Herbs products. The agreement amended the consideration that we owe to Hotway under the Exclusive Licensing Agreements as follows: (1) we shall issue to Hotway 760,000 shares of our common stock; and (2) pay an aggregate of $100,000 to Hotway no later than 90 days after our common stock has been approved for quotation on the OTC Bulletin Board. Other than this consideration, we are not required to make any other royalty payments to Hotway. In the event that we do not pay or issue this consideration to Hotway, then the Exclusive Licensing Agreements will terminate and all other obligations under the Exclusive Licensing Agreements will terminate. This amendment supercedes the previous consideration that we owed to Hotway under the Exclusive Licensing Agreements. Accordingly, we do not owe Hotway an aggregate of $660,000 as described above. The amendment also provides that we shall have the exclusive licensing rights on any future improvements to the products that are licensed to us under the Exclusive Licensing Agreements. Our management believes the amendments to these Exclusive Licensing Agreements are on terms at least as favorable as could have been obtained from unrelated third parties.

Manufacturing Agreement

     On June 8, 2004, we entered into a Manufacturing Agreement with Hotway Neutraceuticals Canada Co. Ltd. Hotway has agreed to manufacture certain herbal ingredients and supplements for our private label brand. The term of this Manufacturing Agreement is for five years, with an option of both parties to renew for another five years upon written notice given at least ninety days before expiration of the term. Hotway has agreed to manufacture certain products for our three products lines at prices to be agreed upon from time to time in the future. If the parties are not able to agree on prices and minimum order amounts for a particular product, then we have the right to have the product manufactured by another company. Hotway has the exclusive right to manufacture the products that Hotway has licensed to us under the Exclusive Licensing Agreements. However this exclusivity shall only apply so long as: (a) the parties have agreed on price and Hotway has not served any notice on us of any intended price increase; and (b) to the extent that Hotway has limited quantities, we may obtain excess quantities from other suppliers.

Notwithstanding the exclusivity provision of the Manufacturing Agreement, the final packaging will be completed by GFR Pharma Ltd., as described below. If Hotway does not deliver an order within ten weeks from receipt of the order and Hotway does not remedy the failure to deliver within 30 days of notice, then Hotway will no longer have the exclusive right to manufacture our products.

     China Health Holding is responsible for any damages, directly or indirectly related to: (a) all formulas owned by China Health Holding; (b) the design, content, description, ingredient listing and layout of all labels supplied by China Health Holding; (c) any patent violations where the product formulation was provided by China Health Holding; and (d) any breach of the Manufacturing Agreement. Hotway warrants that the products manufactured by it will meet China Health Holding's specifications. In addition, Hotway is responsible for any damages, directly or indirectly related to: (a) contamination of ingredients in any products manufactured by Hotway beyond that permitted by applicable laws;
(b) all formulas owned by Hotway; (c) non-compliance with any laws, ordinances, regulations or requirements of any federal, provincial, municipal or other authority in the manufacture of products by Hotway; (d) incorrect labeling of ingredients contained in the products; (e) violation of any patents in relation to products where the formulation was created by Hotway; and (f) any breach of the Manufacturing Agreement. Hotway and China Health Holding are each required to maintain comprehensive bodily injury, property damage and product liability insurance applying to their respective operations and any of their employees or agents for an amount of not less than $2,000,000 per occurrence or such higher amount that the other party reasonably requires, with a deductible of no more than $5,000, during the term of the Manufacturing Agreement.

     If either party materially defaults on the terms of the Manufacturing Agreement, the non-defaulting party may give notice to the defaulting party to remedy the default. The defaulting party thereafter has 30 days to remedy the default. In the event the defaulting party does not remedy the default within such period, the non-defaulting party has the right to terminate the Manufacturing Agreement upon seven days written notice to the defaulting party. Notwithstanding these notice provisions, in the event of bankruptcy or insolvency of the defaulting party, or the assignment of the Manufacturing Agreement without the consent of the other party, the Manufacturing Agreement may be terminated immediately.

     Our management believes the terms of the Manufacturing Agreement are on terms at least as favorable as could have been obtained from unrelated third parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of January 28, 2005 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

                                                                         Percentage of      Percentage of Common
                                                  Common Stock            Common Stock      Stock After Offering
  Name of Beneficial Owner (1)               Beneficially Owned (2)   Before Offering (3)            (4)
  ----------------------------------------- ------------------------- --------------------- ----------------------
  Julianna (Jenny) Lu (5)                          28,180,000                 70.8%                  70.8%

  Xiao Fei Yu (6)                                   1,000,000                  2.7%                   2.7%

  Dick Wu (7)                                       1,170,000                  3.2%                   3.2%

  David Woo (8)                                       400,000                  1.1%                   1.1%

  James H. Simpson (9)                              4,100,000                 11.0%                  11.0%

  ----------------------------------------- ------------------------- --------------------- ----------------------
  All  officers  and  directors as a group         34,850,000                 82.8%                  82.8%
  (5 persons)

      * Less than 1%

     (1) Except as otherwise indicated, the address of each beneficial owner is c/o China Health Holding, Inc., Suite 600 - 666 Burrard St., Park Place, Vancouver, British Columbia, Canada V6C 2X8.
     (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.
     (3)  Based on 36,522,700 shares outstanding.
     (4)  Based on 36,522,700 shares outstanding.
     (5) Includes (a) options to purchase 2,500,000 shares of common stock at $0.10 per share that expire on June 1, 2009; (b) options to purchase 300,000 shares of common stock at $0.05 per share that expire on December 30, 2007; and (c) options to purchase 500,000 shares of common stock at $0.05 per share that expire on April 30, 2008.
     (6) Includes (a) options to purchase 150,000 shares of common stock at $0.10 per share that expire on June 1, 2006; (b) options to purchase 200,000 shares of common stock at $0.10 per share that expire on May 26, 2006; and (c) options to purchase 250,000 shares of common stock at $0.20 per share that expire on July 9, 2007.
     (7) Includes (a) options to purchase 150,000 shares of common stock at $0.10 per share that expire on July 6, 2005; (b) options to purchase 250,000 shares of common stock at $0.20 per share that expire on July 9, 2007; and (c) options to purchase 250,000 shares of common stock at $0.20 per share that expire on November 7, 2006.
     (8) Includes options to purchase 400,000 shares of common stock at $0.20 per share that expire on November 7, 2006.
     (9) Includes (a) options to purchase 600,000 shares of common stock at $0.10 per share that expire on June 16, 2009; and (b) 300,000 shares owned by Mr. Simpson's family.

                            DESCRIPTION OF SECURITIES

     The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Dividend Policy

     We have not had any earnings or profits and have not paid any dividends. Our proposed operations are capital intensive and we need working capital.
Therefore, we will be required to reinvest any future earnings in our operations. Our Board of Directors has no present intention of declaring any cash dividends, as we expect to re-invest all profits in the business for additional working capital for continuity and growth. The future declaration and payment of dividends will be determined by our Board of Directors after considering the conditions then existing, including our earnings, financial condition, capital requirements, and other factors.

     There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     (1) we would not be able to pay our debts as they become due in the usual course of business; or
     (2)  our total assets would be less that the sum of our total liabilities.

Capital Structure

     Our authorized capital stock consists of 75,000,000 shares of capital stock, par value $.001 per share, of which 55,000,000 shares are common stock and 20,000,000 shares are preferred stock that may be issued in one or more series at the discretion of the Board of Directors. As of the date hereof 36,522,700 shares of common stock and 0 shares of Preferred Stock are issued and outstanding.

Common Stock

     The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of China Health Holding, Inc., the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

     The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares of common stock offered by China Health Holding, Inc. hereby, when issued against the consideration set forth in this prospectus, will be, validly issued, fully paid and non-assessable.

Preferred Stock

     Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by our Board of Directors. Our Board of Directors has authority, without action by the stockholders, to determine the voting rights, preferences as to dividends and liquidation, conversion rights and any other rights of such series. Any preferred shares, if and when issued in the discretion of the Board of Directors, may carry voting, conversion or other rights superior to those of the shares of common stock and may adversely affect the voting power and rights of the common stockholders. Our Board of Directors has not designated any series or class of preferred stock and, as such, there are no shares of preferred stock currently outstanding.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Bylaws of require us to indemnify our officers and directors to the full extent permitted by Nevada law. Section 78.751 of the Nevada Revised Statutes permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorney's fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.

     In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Our Bylaws also require that we pay all expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding as such costs are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by us.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for China Health Holding, Inc. by Sichenzia Ross Friedman Ference LLP, New York, New York. Sichenzia Ross Friedman Ference LLP owns 1,000,000 shares of our common stock, of which 100,000 shares are being offered under this prospectus.

                                     EXPERTS

     China Health Holding's financial statements as of and for the years ended December 31, 2003 and 2002, and for the period from April 3, 2002 (inception) to December 31, 2002, included in this prospectus, have been audited by Dale Matheson Carr-Hilton Labonte, independent registered public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

     In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

                           CHINA HEALTH HOLDING, INC.

                          INDEX TO FINANCIAL STATEMENTS


                                                                      Page
                                                                      ----
         Independent Auditor's Report                                  F-2
         Balance Sheets                                                F-3
         Statements of Operations                                      F-4
         Statement of Stockholders' Equity                             F-5
         Statements of Cash Flows                                      F-6
         Notes to Financial Statements                                 F-7

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors of China Health Holding Inc. (formerly A E & E Pharma Corporation):

We have audited the balance sheets of China Health Holding Inc. (a development stage company) as at December 31, 2003 and December 31, 2002, and the statements of operations, stockholders' equity and cash flows for the year ended December 31, 2003 and for the period from April 3, 2002 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 13 to the aforementioned financial statements, the accompanying financial statements as at December 31, 2003 and for the year then ended have been restated to reflect (i) an adjustment of the estimated fair value at which certain common stock transactions have been recorded and (ii) an adjustment to the date at which certain common stock transactions were recognized. These restatements resulted in a decrease in stockholders' equity of $8,381, an increase in current liabilities of $8,381, an increase in net loss of $47,733 and an increase in the net loss per share of $.01.

In our opinion, these financial statements, revised as described in Note 13, present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and December 31, 2002 and the results of its operations and its cash flows and the changes in stockholders' equity for the year ended December 31, 2003, and for the period from April 3, 2002 (inception) to December 31, 2002 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2(a) to the financial statements, the Company has a working capital deficiency, a capital deficiency, has incurred significant losses since inception and further losses are anticipated in the development of its products raising substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2(a). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                            /S/DALE MATHESON CARR-HILTON LABONTE
                                                           CHARTERED ACCOUNTANTS

Vancouver, B.C.
November 10, 2004, except as to Note 13 which is as of January 31, 2005

                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)

                                 BALANCE SHEETS
                           (AS RESTATED - SEE NOTE 13)


                                                                                        Sept 30,          Dec. 31,      Dec. 31,
                                                                                         2004              2003           2002
                                                                                           $                  $             $
                                                                                      (unaudited)
                                                                                    --------------     -------------- --------------
                                     ASSETS

CURRENT ASSETS
    Cash                                                                                    21,623                282           141
    Prepaid expenses (Note 6 and 7)                                                        426,585                772           634
                                                                                    ---------------     -------------- -------------
                                                                                           448,208              1,054           775

FIXED ASSETS (Note 4), net of amortization                                                   5,268              2,294             -

INTANGIBLES ASSETS (Note 3)                                                                      1                  -             -

                                                                                    ---------------     -------------- -------------
                                                                                           453,477              3,348           775
                                                                                    ===============     ============== =============

                                   LIABILITIES

CURRENT LIABILITIES
    Accounts payable and accrued liabilities                                                 3,160             14,677         2,210
     Due to shareholders (Note 5)                                                          327,127             85,725        11,006
                                                                                    ---------------     -------------- -------------
                                                                                           330,287            100,402        13,216
                                                                                    ---------------     -------------- -------------


                            STOCKHOLDERS' DEFICIENCY

STOCKHOLDERS' EQUITY (Note 6)
       Common stock, $0.001 par value, 55,000,000 shares authorized 35,452,700
          (2003 - 29,165,000; 2002 - 22,895,000) shares
          issued and outstanding                                                            35,453             29,165        22,895
       Preferred stock, $0.001 par value, 20,000,000 shares authorized,
          Nil shares issued and outstanding                                                      -                  -             -
       Additional paid-in capital                                                        1,977,140            105,185        35,805
       Deficit accumulated during the development stage                                 (1,875,363)          (221,346)      (71,673)
       Accumulated other comprehensive (loss) income                                       (14,040)           (10,058)          532
                                                                                    ---------------     -------------- -------------
                                                                                           123,190            (97,054)      (12,441)
                                                                                    ---------------     -------------- -------------

                                                                                           453,477              3,348           775
                                                                                    ===============     ============== =============

GOING CONCERN (Note 2(a))
COMMITMENTS (Note 9)


    The accompanying notes are an integral part of these financial statements

                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)

                            STATEMENTS OF OPERATIONS
                           (AS RESTATED - SEE NOTE 13)


                                                                    Nine months                       April 3, 2002    April 3, 2002
                                                                       ended          ear ended       (inception) to  (inception) to
                                                                  Sept 30, 2004     Dec. 31, 2003     Dec. 31, 2002    Sept 30, 2004
                                                                        $                 $                  $              $
                                                                    (unaudited)                                         unaudited
                                                                  --------------    --------------     -------------- --------------

PRODUCT SALES                                                              6,495                 -                  -          6,495
                                                                  --------------    --------------     -------------- --------------

EXPENSES
       Advertising and promotion                                          13,559            17,126             11,916         42,601
       Amortization                                                          652               129                  -            781
       Consulting fees (Note 6 and 7)                                    332,265             6,836                  -        339,101
       Interest and bank charges (Note 8)                                 12,891             5,840                303         19,034
       Loss on settlement of debts and issuance of
       shares                                                             29,297            41,108                  -         70,405
       (Notes 7 and 12)
       Management fees (Note 6)                                          647,500            60,000             45,000        752,500
       Office                                                              6,960             2,156              2,817         11,933
       Professional fees (Note 7)                                        232,234             1,428              5,410        239,072
       Rent                                                               12,172            12,359              4,727         29,258
       Research and development (Note 3)                                 366,306                 -                  -        366,306
       Travel                                                              5,315               161                200          5,676
       Vehicle                                                             1,361             2,530              1,300          5,191
                                                                  --------------    --------------     -------------- --------------
                                                                       1,660,512           149,673             71,673      1,881,858
                                                                  --------------    --------------     -------------- --------------



NET LOSS FOR THE PERIOD                                                1,654,017           149,673             71,673      1,875,363
                                                                  ==============    ==============     ============== ==============

BASIC NET LOSS PER SHARE                                          $         0.05    $         0.01     $         0.06
                                                                  ==============    ==============     ============== ==============

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                                                           32,169,841        23,621,384          1,293,890
                                                                  ==============    ==============     ============== ==============

    The accompanying notes are an integral part of these financial statements

                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                           (AS RESTATED - SEE NOTE 13)
       FOR THE PERIOD FROM APRIL 3, 2002 (INCEPTION) TO SEPTEMBER 30, 2004

                                                                                           Deficit
                                                   Common Stock                         Accumulated     Accumulated
                                                                           Additional      During            Other
                                                                           Paid in       Development    Comprehensive
                                             Number of       Amount        Capital         Stage         Income(loss)      Total
                                              shares            $           $                $               $               $

                                         --------------  -------------- ------------  -------------- -------------   -------------
Issued for cash at average of
$0.0026 per share                            22,895,000          22,895       35,805              -              -         58,700

Net loss for the period                               -               -            -        (71,673)             -        (71,673)

Currency translation adjustment                       -               -            -              -            532            532

                                         --------------  -------------- ------------  -------------- -------------   -------------
Balance, December 31, 2002                   22,895,000          22,895       35,805        (71,673)           532        (12,441)

Issued for cash at an average of
 $0.013 per share                             2,530,000           2,530       29,770              -              -         32,300
Issued for debt at an average of
$0.01 per share                               3,650,000           3,650       32,850              -              -         36,500
Issued for consulting services at
an average of $0.076 per share                   90,000              90        6,760              -              -          6,850
Net loss for the year                                 -               -            -       (149,673)             -       (149,673)
Currency translation adjustment                       -               -            -              -        (10,590)       (10,590)

                                         --------------  -------------- ------------  -------------- -------------   -------------

Balance, December 31, 2003                   29,165,000          29,165      105,185       (221,346)       (10,058)       (97,054)

Issued for cash at an average of
 $0.09 per share                              1,336,700           1,337      124,484              -              -        125,821
Issued for debt at $0.06 per share              310,000             310       18,490              -              -         18,800
Issued for consulting, professional
 and other services
at an average of $0.25 per share              2,091,000           2,091      512,724              -              -        514,815
Issued for intellectual property (Note 3)     2,200,000           2,200      189,107              -              -        191,307
Exercise of options at $0.10 per share          350,000             350       34,650              -              -         35,000
Stock-based compensation                              -               -      992,500              -              -        992,500
Net loss for the period (unaudited)                   -               -            -     (1,654,017)             -     (1,654,017)
Currency translation adjustment                       -               -            -              -         (3,982)        (3,982)

                                         --------------  -------------- ------------  -------------- -------------   -------------

Balance, September 30, 2004 (unaudited)      35,452,700          35,453    1,977,140     (1,875,363)       (14,040)       123,190
                                         ==============  ============== ============  ============== =============   =============

    The accompanying notes are an integral part of these financial statements

                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)

                            STATEMENTS OF CASH FLOWS
                           (AS RESTATED - SEE NOTE 13)


                                                                                                     April 3, 2002    April 3, 2002
                                                               Nine months ended     Year ended     (inception ) to   (Inception) to
                                                                 Sept 30, 2004      Dec. 31, 2003    Dec. 31, 2002    Sept 30, 2004
                                                                      $                   $                  $              $
                                                                                                                        (unaudited)
                                                                  (unaudited)
                                                                  --------------    --------------     -------------- --------------

OPERATING ACTIVITIES
       Net loss                                                      (1,654,017)         (149,673)           (71,673)    (1,875,363)
       Items not affecting cash
          Loss on settlement of debts and
            issuance of shares                                           29,297            41,108                  -         70,405
          Depreciation                                                      652               129                  -            781
          Non cash expenses                                             618,746             6,850                  -        625,596
          Stock-based compensation                                      851,875                 -                  -        851,875
          Accrued interest                                                8,491                 -                  -          8,491
                                                                  --------------    --------------     -------------- --------------
                                                                       (144,956)         (101,586)           (71,673)      (318,215)

       Changes in non-cash working capital
          Prepaid expenses                                                 (813)             (138)              (634)        (1,585)
          Accounts payable                                               (3,136)           12,467              2,210         11,541
                                                                  --------------    --------------     -------------- --------------
                                                                       (148,905)          (89,257)           (70,097)      (308,259)
                                                                  --------------    --------------     -------------- --------------


INVESTING ACTIVITIES
       Purchase of fixed assets                                          (3,626)           (2,423)                 -         (6,049)
                                                                  --------------    --------------     -------------- --------------
                                                                         (3,626)           (2,423)                 -         (6,049)
                                                                  --------------    --------------     -------------- --------------

FINANCING ACTIVITIES
       Issuance of common stock                                         119,944            13,692             58,700        192,336
       Advances from shareholders                                        57,910            88,719             11,006        157,635
                                                                  --------------    --------------     -------------- --------------
                                                                        177,854           102,411             69,706        349,971
                                                                  --------------    --------------     -------------- --------------
EFFECT OF EXCHANGE RATE CHANGES                                          (3,982)          (10,590)               532        (14,040)
                                                                  --------------    --------------     -------------- --------------

INCREASE IN CASH                                                         21,341               141                141         21,623

CASH, BEGINNING OF PERIOD                                                   282               141                  -              -

                                                                  --------------    --------------     -------------- --------------
CASH, END OF PERIOD                                                      21,623               282                141         21,623
                                                                  ==============    ==============     ============== ==============

SUPPLEMENTARY NON-CASH INFORMATION (Note 7)


    The accompanying notes are an integral part of these financial statements

                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                           (AS RESTATED - SEE NOTE 13)

                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                     Years ended December 31, 2003 and 2002




1.   NATURE OF OPERATIONS AND BASIS OF PRESENTATION


     China Health Holding Inc. (the "Company") is a private Nevada company incorporated on April 3, 2002 as A E&E Pharma Corporation. The Company changed its name to China Health Holding Inc. on May 25, 2004. The Company is a development stage company that was formed to market and distribute proprietary natural medicinal products. The Company's product line includes King of Herbs-based products and a line of natural multi-vitamins and supplements. All of the Company's products are based on traditional Chinese medicine and the principals of Taoism (see Note 3).



2.   SIGNIFICANT ACCOUNTING POLICIES


     a)   Basis of presentation

     These financial statements have been presented in U.S. dollars and prepared in accordance with United States Generally Accepted Accounting Principles ("US GAAP"). The Company's year end is December 31.

     The financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant losses since inception and further losses are anticipated in the development of its products raising substantial doubt as to the Company's ability to continue as a going concern.

     The Company will depend almost exclusively on outside capital to complete the development and marketing of its intellectual property. Such outside capital will include the sale of additional stock and may include commercial borrowing. There can be no assurance that capital will be available as necessary to meet these development costs or, if the capital is available, that it will be on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in a significant dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success may be adversely affected.

     Given the Company's limited operating history, lack of sales, and its operating losses, there can be no assurance that it will be able to achieve or maintain profitability. Accordingly, these factors raise substantial doubt about the Company's ability to continue as a going concern.

     b)   Use of estimates and assumptions

     Preparation of the Company's financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                           (AS RESTATED - SEE NOTE 13)

                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                     Years ended December 31, 2003 and 2002



2.   SIGNIFICANT ACCOUNTING POLICIES - CONT'D


     c)   Prepaid expenses

     The Company records as prepaid expenses amounts paid in advance for which the associated expense will be incurred in a subsequent period.


     d)   Fixed assets

     Fixed assets are stated at cost. Depreciation is computed at the following rates over the estimated useful lives of the assets:

                 Computer - 30% declining balance
                 Furniture and fixtures - 20% declining balance

     e)   Intangible assets

     The Company has adopted the provision of the Statement of Financial Accounting Standards No. 142 ("SFAS No.142"), "Goodwill and Intangible Assets", which revises the accounting for purchased goodwill and intangible assets. Under SFAS 142, goodwill and intangible assets with indefinite lives are no longer amortized and are to be tested for impairment annually or whenever events or circumstances indicate that the estimated fair value is less than the related carrying value as determined on a reporting unit basis. The determination of any impairment would include a comparison of estimated future operating cash flows anticipated during the remaining life with the net carrying value of the asset as well as a comparison of the fair value to book value of the Company. As at September 30, 2004 management has determined that the Company's intangible assets, being the proprietary rights and formulas described in Note 3, have indefinite lives and as such are not subject to amortization and further that no impairment of these intangible assets has occurred.

     Costs incurred in connection with the licence agreements entered into as described in Note 9 will be amortized on a straight-line basis over the term of the underlying licence agreements and will also be tested for impairment annually in accordance with SFAS 144, "Accounting for the Impairment on Disposal of Long-Lived Assets" (SFAS No.144). The determination of any impairment would include a comparison of estimated future operating cash flows anticipated during the remaining life with the net carrying value of the asset.

     f)   Revenue Recognition

     The Company's revenue is primarily derived from the sale of herbal medicinal products and natural food supplements. The Company records revenue when the amount is fixed or determinable, delivery has occurred or services have been performed and both title and risk of loss have transferred to the customer, and when collection is reasonably assured.

                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                           (AS RESTATED - SEE NOTE 13)

                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                     Years ended December 31, 2003 and 2002



2.   SIGNIFICANT ACCOUNTING POLICIES - CONT'D


     g)   Fair value of financial instruments

     In accordance with the requirements of SFAS No.107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities including cash, prepaid expenses, loans and accounts payable and due to related parties, approximate carrying value due to the short-term maturity of the instruments.

     h)   Foreign currency translation

     The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No.52, "Foreign Currency Translation" (SFAS No.52), foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

     i)   Income taxes

     The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At September 30, 2004 full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

     j)   Net loss per common share

     Basic earnings (loss) per share includes no dilution and is computed by dividing income availafble to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings
     (loss) per share reflect the potential dilution of securities that could share in the earnings of the Company. The accompanying presentation is only of basic loss per share as the potentially dilutive factors are anti-dilutive to basic loss per share.

     k)   Stock-based compensation

     In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the year ended December 31, 2002.

                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                           (AS RESTATED - SEE NOTE 13)

                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                     Years ended December 31, 2003 and 2002



2.   SIGNIFICANT ACCOUNTING POLICIES - CONT'D


     k)   Stock-based compensation - cont'd

     The Company has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No.25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past service and pro-rata for future service over the option-vesting period.

     In accordance with SFAS No. 123, the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants.

     The Company accounts for equity instruments in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other than Employees for Acquiring or in Conjunction with Selling Goods or Services" ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

     l)   Recent accounting pronouncements

     In June, 2002, the FASB issued SFAS No.146, "Accounting for Costs Associated with Exit or Disposal Activities." Such standard requires costs associated with exit or disposal activities (including restructurings) to be recognized when the costs are incurred, rather than at a date of commitment to an exit or disposal plan. SFAS No.146 nullifies EITF Issue No.94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". Under SFAS No.146, a liability related to an exit or disposal activity is not recognized until such liability has actually been incurred whereas under EITF Issue No.94-3 a liability was recognized at the time of a commitment to an exit or disposal plan. The provisions of this standard are effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS No.146 did not have a material effect on the Company's financial position or results of operations.

                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                           (AS RESTATED - SEE NOTE 13)

                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                     Years ended December 31, 2003 and 2002



2.   SIGNIFICANT ACCOUNTING POLICIES - CONT'D


     l)   Recent accounting pronouncements - cont'd

     In April 2003, the Financial Accounting Standards Board issued SFAS No.149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No.133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No.149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No.149 did not have a material effect on the Company's financial position or results of operations.

     In May 2003, SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", was issued. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Generally, a financial instrument, whether in the form of shares of otherwise, that is mandatory redeemable, i.e. that embodies an unconditional obligation requiring the issuer to redeem it by transferring its shares or assets at a specified or determinable date (or dates) or upon an event that is certain to occur, must be classified as a liability (or asset in some circumstances). In some cases, a financial instrument that is conditionally redeemable may also be subject to the same treatment. This Statement does not apply to features that are embedded in a financial instrument that is not a derivative (as defined) in its entity. For public entities, this Statement is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS No.150 did not affect the Company's financial position or results of operations.

     In November 2002, the FASB issued FASB Interpretation No.45, "Guarantor's Accounting for Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No.5, 57 and 107 and rescission of FASB Interpretation No.34, Disclosure of Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 clarifies the requirements for a guarantor's accounting for, and disclosure of, certain guarantees issued and outstanding. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This interpretation also incorporates without reconsideration the guidance in FASB Interpretation No.34, which is being superseded. The adoption of FIN 45 did not affect the Company's financial position or results of operations.

     In January 2003, the FASB issued FASB Interpretation No.46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletins ("ARB") No.51, Consolidated Financial Statements ("FIN 46"). FIN 46 applies immediately to variable interest entitles created after January 31, 2003, and in the first interim period beginning after June 15, 2003 for variable interest entities created prior to January 31, 2003. The interpretation explains how to identify variable interest entities and how an enterprise assesses its interest in a variable interest entity to decide whether to consolidate that entity. The interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. Variable interest entities that effectively disperse risks will not be consolidated unless a single party holds an interest or combination of interests that effectively recombines risks that were previously dispersed. The adoption of FIN 46 did not affect the Company's financial position or results of operations.

                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                           (AS RESTATED - SEE NOTE 13)

                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                     Years ended December 31, 2003 and 2002



3.   ASSET PURCHASE AGREEMENT


     Pursuant to an agreement dated May 1, 2004, the Company acquired from the Company's President and a significant shareholder proprietary rights and formulas to the 26 natural herbal medicinal products that comprise the King of Herbs and Taoist Medicine product lines. In exchange for the proprietary rights and formulas to these products, the Company agreed to pay total consideration as follows:

             -  2,200,000 common shares at a fair value
                of $0.087 per share                                 $191,307
             -  Due to shareholders (Note 5)                         175,000
                                                                   ---------

                                                                    $366,307
                                                                   =========

     In addition, the Company agreed to pay the vendors a combined total royalty equal to 5% of annual gross sales of the products until May 1, 2009.

     For accounting purposes, the Company has recorded the cost of acquiring the proprietary rights and formulas as intangible assets at the related party vendor's carrying value of $1. The excess of the purchase price over the carrying value of the intangible assets totalling $366,306 has been expensed as incurred during the period as research and development costs.



4.       FIXED ASSETS


                                                         Sept 30,          Dec.31,          Dec.31,
                                                          2004              2003              2002
                                                           $                  $                 $
                                                        (unaudited)
                                                       --------------     -------------- --------------

           Computer
                                                               5,678              2,423              -
           Furniture and Fixtures
                                                                 371                  -              -
                                                       --------------     -------------- --------------
                                                                                  2,423              -
                                                               6,049

           Less:  accumulated depreciation                      (781)              (129)             -
                                                       --------------     -------------- --------------

                                                               5,268              2,294              -
                                                       ==============     ============== ==============

                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                           (AS RESTATED - SEE NOTE 13)

                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                     Years ended December 31, 2003 and 2002



5.   DUE TO SHAREHOLDERS


     The amount due to shareholders bears interest at 10% per annum, is unsecured and has no specific terms of repayment (Note 8).



6.   CAPITAL STOCK


     The authorized capital of the Company consists of 55,000,000 voting common shares with $0.001 par value and 20,000,000 voting preferred shares with $0.001 par value.

     The Company has issued stock option as follows:



                                                                                                               Weighted  Average
                                                                       Number of        Weighted Average            Remaining
                                                                       Options          Exercise price          Contractual Life

         Balance December 31, 2003                                            -                       -                       -

         Issued during the period                                     6,350,000                    0.09                       -
         Exercised during the period                                  ( 350,000)                   0.10                       -
                                                              ------------------  ---------------------  -----------------------

         Balance, September 30, 2004                                  6,000,000                    0.09               3.5 years
                                                              ==================  =====================  =======================


     Details concerning stock options granted in 2004 are provided below:

     a) the Company granted 3,300,000 stock options to the Company's President with exercise prices of ranging from $0.10 to $0.05 subject to immediate vesting. The intrinsic value of these options at the date of grant was $535,000 and was recorded as management fees and is in respect of services provided to the Company by the President from inception on April 3, 2002 to September 30, 2004.

     b) the Company granted 2,050,000 stock options to consultants, directors and officers with an exercise price of $0.10 subject to immediate vesting. The intrinsic value of these options at the date of grant was $307,500 of which $255,000 was recorded as consulting fees and $52,500 was recorded as management fees.

     c) the Company granted 1,000,000 stock options to a consultant with an exercise price of $0.10 per share subject to immediate vesting. These options were granted in respect of a contract that required services to be performed over a two year term. The intrinsic value of these options at the date of grant was $150,000 of which $9,375 was recorded as a consulting fee and $140,625 was recorded as a prepaid expense.

                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                           (AS RESTATED - SEE NOTE 13)

                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                     Years ended December 31, 2003 and 2002




6.   CAPITAL STOCK - CONT'D


     In connection with the granting of the above options, the Company expensed the fair value of the options which was limited to their intrinsic value. The Company determined that there was no additional fair value resulting from application of the fair value method using the Black Scholes option pricing model as there was no established market for trading in the Company's shares and, as such, the volatility factor was 0%. Accordingly, with respect to options granted to employees, officers and directors, no additional pro-forma fair value information has been provided.

     The Company has issued share purchase warrants as follows:

                                             Number of         Weighted Average
                                              Warrants           Exercise Price

         Balance, April 3, 2002                      -                $    -

         Issued during the period (i)           15,000                  0.75
                                             ---------             ---------

         Balance, December 31, 2002             15,000                  0.75

         Issued during the year (ii)           100,000                  0.11
                                             ---------             ---------

         Balance, December 31, 2003            115,000                  0.19

         Issued during the period (iii)        204,000                  0.75
                                             ---------             ---------

         Balance, September 30, 2004           319,000                 $0.55
                                             =========             =========


     i) During 2002, the Company issued 15,000 units at $0.10 per unit. Each unit consisted of one common share and one share purchase warrant. Each warrant entitles the holder to purchase an additional common share for $0.75 and must be exercised within six months of the date the Company's shares commence trading on a United States Stock exchange.

     ii) During 2003, the Company issued 100,000 units at $0.08 per unit. Each unit consisted of one common share and one share purchase warrant. Each warrant entitles the holder to purchase an additional common share for $0.11 and must be exercised within six months of the date the Company's shares commence trading on a United States Stock exchange.

     iii) During 2004, the Company issued 204,000 units at $0.25 per unit. Each unit consisted of one common share and one share purchase warrant. Each warrant entitles the holder to purchase an additional common share for $0.75 and must be exercised within six months of the date the Company's shares commence trading on a United States Stock exchange.

                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                           (AS RESTATED - SEE NOTE 13)

                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                     Years ended December 31, 2003 and 2002



7.   SUPPLEMENTARY NON-CASH INFORMATION



     The Company entered into the following non-cash transactions:

     a. During 2004, the Company issued 2,200,000 common shares with a fair value of $0.087 per share and a $175,000 promissory note payable as consideration for the purchase of intangible assets and research and development services (see Note 3). As at September 30, 2004, notes payable included accrued interest expense of $5,832.

     b. During 2004, the Company issued 1,000,000 common shares with a fair value of $0.25 per share pursuant to a two-year services agreement. For the nine month period ended September 30, 2004, $15,625 was recorded as consulting fees and $234,375 was recorded as prepaid expenses.

     c. During 2004, the Company issued 1,000,000 common shares with a fair value of $0.25 per share for current and future legal services. For the nine month period ended September 30, 2004, $200,000 was recorded as professional fees and $50,000 was recorded as prepaid expenses.

     d. During 2004, the Company issued 91,000 common shares with fair values ranging from $0.001 to $0.25 for a total value of $14,815 to pay for consulting services.

     e. During 2004, the Company issued 310,000 common shares with a fair value of $18,800 to settle debt with a face value of $10,380. The difference between the face value of the amount payable and the total fair value of the shares issued, which amounted to $8,420, was recorded as loss on debt settlement and issuance of shares.

     f. During 2004, the Company issued 1,336,700 common shares with a fair value of $125,821 for total cash consideration of $84,944. The difference between the cash received and the total fair value of the shares issued amounted to $40,877, of which $20,877 was recorded as loss on debt settlement and issuance of shares, and $20,000 was recorded as consulting fees.

     g. During 2003, the Company issued 90,000 common shares with fair values ranging from $0.08 to $0.01 as payment for consulting services of $6,850.

     h. During 2003, the Company issued 3,650,000 common shares with a fair value of $36,500 to settle debt with a face value of $14,000. The difference between the face value of the amount payable and the total fair value of the shares issued, which amounted to $22,500, was recorded as loss on debt settlement and issuance of shares.

     i. During 2003, the Company issued 2,530,000 common shares with a fair value of $32,300 for total cash consideration of $13,692. The difference between the cash received and the total fair value of the shares issued, which amounted to $18,608, was recorded as loss on debt settlement and issuance of shares.

                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                           (AS RESTATED - SEE NOTE 13)

                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                     Years ended December 31, 2003 and 2002



8.   RELATED PARTY TRANSACTIONS


     The Company has entered into the following related party transactions:

     a) Paid management fees to directors and shareholders totalling $60,000 for the period ended September 30, 2004 (December 31, 2003 - $60,000 and December 31, 2002 - $45,000);

     b) Paid interest expense to directors and shareholders totalling $12,375 for the period ended September 30, 2004 (December 31, 2003 - $2,069, December 31, 2002 - $Nil) all payable to shareholders of the Company;

     c) Acquired intellectual property and paid research and development costs to directors and shareholders with a total cost of $366,307 (see Note
          3).



9.   COMMITMENTS


     Pursuant to various management and consulting contracts the Company has committed to pay fees and grant common stock options as follows:

          - pay a monthly management fee of $8,000 to the Company's President from April 1, 2004 to April 30, 2009.
          - pay a monthly consulting fee of $1,000 to a shareholder of the Company up to November 1, 2004

     On March 9, 2004, the Company entered into a licensing agreement with Hotway Nutraceuticals Canada Co., Ltd. ("Hotway"), a British Columbia company. Under this agreement Hotway has granted the Company exclusive licenses to 19 cordyceps products for a term of twenty years in the following countries: United States, Canada, Argentina, Brazil, Columbia, Chile, Uruguay, Paraguay, England, France, Germany, Italy, Spain, Holland, Poland, Switzerland, Sweden, Australia, Monaco, Norway, Denmark, Austria, Ireland, Israel, Kuwait, Iran, Hong Kong, Japan, Malaise, Singapore, India, Indonesia and the People's Republic of China. The licensing agreement grants the Company (a) the exclusive license to utilize 19 neutraceutical products and their raw materials in the above-listed territories; (b) the exclusive rights to register the Trademarks/Trade Names of the products under the Company's name in each of the above-listed territories; (c) the exclusive license to use, replicate, copy, modify, adopt and manufacture the products for the purpose of developing derivative products by modifying, refining, upgrading, or improving the licensed property; and (d) the exclusive rights to the licensed products' ingredients. In addition, Hotway granted the Company a right of first refusal to acquire any new products developed by Hotway after January 9, 2004. In consideration for rights granted under the licensing agreement, the Company agreed to pay Hotway $10,000 for each country listed above, for a total of $330,000. The payments must be paid to Hotway by March 9, 2005. The Company also agreed to: (a) sell a minimum of 2,000 bottles/60 capsules of the licensed products within 6-12 months after March 9, 2004; (b) manage marketing programs for the licensed products within 3-6 months after March 9, 2004;
     (c) maintain sales of a minimum of 6,000 bottles/60 capsules annually for each above-listed country within 6-12 months after March 9, 2004; and (d) sell a minimum of 200kg/month of raw materials in Canada within 6-12 months after March 9, 2004.

                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                           (AS RESTATED - SEE NOTE 13)

                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                     Years ended December 31, 2003 and 2002



9.   COMMITMENTS - CONT'D


     On March 9, 2004, the Company entered into a licensing agreement with Hotway, by which grants the Company exclusive licenses to De-Daibe and Depressor Herbs neutraceutical products for a term of twenty years in the following countries: United States, Canada, Argentina, Brazil, Columbia, Chile, Uruguay, Paraguay, England, France, Germany, Italy, Spain, Holland, Poland, Switzerland, Sweden, Australia, Monaco, Norway, Denmark, Austria, Ireland, Israel, Kuwait, Iran, Hong Kong, Japan, Malaise, Singapore, India, Indonesia and the People's Republic of China. This licensing agreement grants the Company (a) the exclusive license to utilize the De-Daibe and Depressor Herbs neutraceutical products and their raw materials in the above-listed territories; (b) the exclusive rights to register the Trademarks/Trade Names of the products under the Company's name in each of the above-listed territories; (c) the exclusive license to use, replicate, copy, modify, adopt and manufacture the products for the purpose of developing derivative products by modifying, refining, upgrading, or improving the licensed property; and (d) the exclusive rights to the licensed products' ingredients. In addition, Hotway granted the Company a right of first refusal to acquire any new products developed by Hotway after March 9, 2004. In consideration for rights granted under this licensing agreement, the Company agreed to pay Hotway $10,000 for each country listed above, for a total of $330,000. The payments must be paid to Hotway by March 9, 2005. The Company also agreed to: (a) sell a minimum of 2,000 bottles/60 capsules of the licensed products within 6-12 months after March 9, 2004; (b) manage marketing programs for the licensed products within 3-6 months after March 9, 2004; (c) maintain sales of a minimum of 6,000 bottles/60 capsules annually for each above-listed country within 6-12 months after March 9, 2004; and (d) sell a minimum of 200kg/month of raw materials in Canada within 6-12 months after March 9, 2004.

     If the Company fails to meet any of the commitments described above these licensing agreements ("Exclusive Licensing Agreements") will terminate and all obligations under the agreements terminate. Upon expiration of the Exclusive Licensing agreements Hotway will own the rights to any modifications, upgrades or improvements made to the licensed products (See note 11 - Subsequent Events).



10.  INCOME TAXES


     The Company has net operating loss carry forwards for income taxes amounting to approximately $156,167 as at September 30, 2004 (December 31, 2003 - $174,000, December 31, 2002 - $72,000) which may be available to reduce future years' taxable income. These carry forwards will expire, if not utilized, commencing in 2008. Management believes that the realization of the benefits from these losses appears uncertain due to the Company's limited operating history and continuing losses. Accordingly, a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                           (AS RESTATED - SEE NOTE 13)

                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                     Years ended December 31, 2003 and 2002



11.  SUBSEQUENT EVENTS


     Subsequent to the September 30, 2004 period end the Company executed the following stock transactions:

     a) In October and November 2004 granted a total of 1,150,000 stock options to officers and consultants with an exercise price of $0.20 per share.

     b) In October and November 2004 issued 125,000 common shares with prices ranging from $0.20 to $0.25 per share as compensation for consulting services provided to the Company.

     c) In November 2004 issued 760,000 common shares to settle the Company's commitment pursuant to the license agreement with Hotway.

     d) In October 2004 100,000 stock options were exercised for total proceeds of $20,000.

     e) In November 2004 50,000 stock options were exercised for total proceeds of $10,000.

     f) In November 2004 issued 20,000 units at $0.25 per unit for total cash proceeds of $5,000. Each unit consisted of one common share and one share purchase warrant entitling the holder to purchase an additional common share for $0.75 for a one year period.

     g)   In November 2004 cancelled 400,000 stock options issued to an officer.


     On November 2, 2004, the Company entered into an agreement with Hotway to amend the Exclusive Licensing Agreements for the 19 Cordyceps products and the De-Daibe and Depressor Herbs products. The agreement amended the consideration that the Company owes to Hotway under the Exclusive Licensing Agreements as follows: (1) the Company shall issue to Hotway 760,000 shares of common stock; and (2) pay an aggregate of $100,000 to Hotway no later than 90 days after the Company's common stock has been approved for quotation on the OTC Bulletin Board. Other than this consideration, the Company is not required to make royalty or any other payments of any kind to Hotway in respect of the Exclusive Licensing agreements. In the event that the Company does not pay or issue this consideration to Hotway, then the Exclusive Licensing Agreements will terminate and all other obligations under the Exclusive Licensing Agreements will terminate. This amendment supercedes the previous consideration that the Company owed to Hotway under the Exclusive Licensing Agreements. The amendment also provides that the Company shall have the exclusive licensing rights on any future improvements to the products that are licensed to the Company under the Exclusive Licensing Agreements.

                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                           (AS RESTATED - SEE NOTE 13)

                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                     Years ended December 31, 2003 and 2002



12.  LOSS ON SETTLEMENT OF DEBTS AND ISSUANCE OF SHARES


     In 2003 and the 2004 the company issued shares to settle outstanding debts. At the time of issuing these shares the fair value of the shares was greater than the face amount of the debt being settled. The difference between the fair value of these shares and the face value of the debt was recorded as a loss on settlement of debt which amounted to $22,500 in 2003 and $8,420 in 2004 (see Note 7).

     In 2003 and the 2004 the company issued shares for cash consideration when, at the time of issuing the shares, the fair value of the shares was greater than the cash consideration received. In 2003, the difference between the fair value of these shares and the cash consideration received which amounted to $18,608 was recorded as a loss on issuance of shares. In 2004 the difference amounted to $40,877 of which $20,877 was recorded as a loss on issuance of shares and $20,000 was recorded as consulting fees (see Note
     7).

     The total loss on settlement of debt and issuance of shares as reported in the statement of operations was $41,108 in 2003 and $29,297 in 2004.





13.  RESTATEMENTS


     The financial statements as at September 30, 2004 (unaudited) and December 31, 2003 and for the nine months ended September 30, 2004 (unaudited); the year ended December 31, 2003 and the period from April 3, 2002 (inception) to September 30, 2004 (unaudited) have been restated to reflect the following adjustments:

     a) The recording of certain common stock issuances were adjusted to reflect the issuances to the revised estimated fair value of the shares at the time of issuances where the original issuance was at an agreed value which differed from estimated fair value.

     b) The timing of the recognition of common stock issued on settlement of debts was adjusted to correctly reflect 110,000 shares that were issued during the period ended September 30, 2004 (unaudited) rather than during the year ended December 31, 2003.

     c) The reclassification of 200,000 common shares originally classified as issued for consulting services to shares issued for settlement of debt and to adjust the amount at which these shares were recorded from the agreed value to the estimated fair value as described above.

     d) To reclassify the adjustment resulting from the revaluation of certain common stock transactions (see (a) above) totaling $20,000, which had originally been recorded as a loss on settlement of debts and issuance of shares, to consulting fees, as the recipients of these shares had also provided consulting services to the Company.


     These adjustments resulted in increases (decreases) in the financial statements for the periods as follows:

                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                           (AS RESTATED - SEE NOTE 13)

                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                     Years ended December 31, 2003 and 2002



13.  RESTATEMENTS - CONT'D



                                          Adjustments to Balance Sheets

                                                    September 30, 2004  December 31, 2003

                                                        (unaudited)
                                                            $                   $
   ------------------------------------------------ ------------------- -------------------
   Total Assets                                                      -                   -
   ================================================ =================== ===================

   Total Current Liabilities                                         -               8,381
   ------------------------------------------------ ------------------- -------------------

     Common stock                                                    -                (110)
     Additional paid-in capital                                287,134              39,462
     Deficit accumulated during the
        development stage                                     (287,134)            (47,733)
   ------------------------------------------------ ------------------- -------------------

   Total Stockholders' Equity                                        -              (8,381)
   ------------------------------------------------ ------------------- -------------------

   Total Liabilities and Stockholders' Equity                        -                   -
   ================================================ =================== ===================



                     Adjustments to Statements of Operations


                                                       Nine months                          April 3, 2002
                                                       ended            Year ended        (inception) to
                                                  September 30, 2004  December 31, 2003   September 30, 2004
                                                    (unaudited)                              (unaudited)
                                                            $                  $                    $
 ------------------------------------------------ ------------------- ------------------- --------------------

   Consulting fees                                           20,997               6,625               27,622
   Research and development                                 189,107                   -              189,107
   Loss on settlement of debts
      and issuance of shares                                 29,297              41,108               70,405
 ------------------------------------------------ ------------------- ------------------- --------------------

 Net Loss for the Period                                    239,401              47,733              287,134
 ================================================ =================== =================== ====================

 Adjustment to Basic Net Loss Per Share                     $  0.01             $  0.00
 ================================================ =================== ===================


                            CHINA HEALTH HOLDING INC.
                       (formerly A E&E Pharma Corporation)
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                           (AS RESTATED - SEE NOTE 13)

                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                     Years ended December 31, 2003 and 2002



13.      RESTATEMENTS - CONT'D



                              Adjustments to Statement of Stockholders' Equity

                                                      Common Stock            Additional         Total
                                                                                Paid in          Capital
                                                 Number of       Amount        Capital           Stock
                                                  Shares           $               $                $
---------------------------------------------- -------------- ------------- ---------------- ---------------

Shares issued for cash                                    -             -           18,607           18,607
Shares issued for debt                             (110,000)         (110)          14,230           14,120
Shares issued for consulting                              -             -            6,625            6,625
---------------------------------------------- -------------- ------------- ---------------- ---------------

Adjustment for the year ended
     December 31, 2003                             (110,000)         (110)          39,462           39,352
---------------------------------------------- -------------- ------------- ---------------- ---------------

Shares issued for cash                                    -             -           40,878           40,878
Shares issued for debt                              310,000           310           18,490           18,800
Shares issued for consulting                       (200,000)         (200)            (803)          (1,003)
Shares issued for intellectual property                   -             -          189,107          189,107
---------------------------------------------- -------------- ------------- ---------------- ---------------

Adjustment for the period ended
     September 30, 2004 (unaudited)                 110,000           110          247,672          247,782
---------------------------------------------- -------------- ------------- ---------------- ---------------

Cumulative adjustment to
     September 30, 2004 (unaudited)                       -             -          287,134          287,134
============================================== ============== ============= ================ ===============

                                    4,048,788
                                    Shares of
                                  Common Stock

                                       of

                           China Health Holding, Inc.





                                   PROSPECTUS




                 The date of this prospectus is __________, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers

     Our Bylaws of require us to indemnify our officers and directors to the full extent permitted by Nevada law. Section 78.751 of the Nevada Revised Statutes permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorney's fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.

     In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Our Bylaws also require that we pay all expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding as such costs are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by us.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25.    Other Expenses of Issuance and Distribution

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:



          Nature of Expense                                      Amount
          -----------------                                      ------
      SEC Registration fee                                     $  128.25
      Accounting fees and expenses                             12,000.00*
      Legal fees and expenses                                  45,000.00*
                                                              -----------
                            TOTAL                             $57,128.25*
                                                              ===========
                           * Estimated

Item 26.    Recent Sales of Unregistered Securities

     Since we were formed on April 3, 2002, we issued the following securities pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation S, promulgated pursuant to the Securities Act.

     On June 18, 2002, we issued 22,880,000 founders shares of our common stock to Julianna (Jenny) Lu. Such shares were valued at $57,200 ($0.0025 per share). This issuance was exempt from registration requirements pursuant to Regulation S.

     On June 26, 2002, we issued (1) 4,000 shares of our common stock and (2) warrants to purchase 4,000 shares of our common stock at a price of $0.75 per share, to Wendy J. Redekop in consideration for $1,000 cash. The warrants expired on December 26, 2002 and were not exercised. These issuances were exempt from registration requirements pursuant to Regulation S.

     On June 28, 2002, we issued (1) 15,000 shares of our common stock and (2) warrants to purchase 15,000 shares of our common stock at a price of $0.75 per share, to Howard Lonsdale in consideration for $1,500 cash. The warrants expired on December 28, 2002 and were not exercised. These issuances were exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

     On August 29, 2002, we issued 15,000 shares of our common stock to Daniel Zhou in consideration for English-Chinese translation services provided. The value of such services was estimated to be $167. This issuance was exempt from registration requirements pursuant to Regulation S.

     On September 28, 2003, we issued 50,000 shares of our common stock to Torben V. Kristian as repayment of a loan. These shares were valued at $500 ($0.01 per share). This issuance was exempt from registration requirements pursuant to Regulation S.

     On November 18, 2003, we issued 3,600,000 shares of our common stock to James H. Simpson, Nicole Simpson, James Leslie Simpson and Hermann Kahlisch in settlement of a $12,500 principal amount loan and $1,000 of interest that had accrued on the loan. 3,000,000 of these shares were issued at $0.0025 per share and the remaining 600,000 shares were issued at $0.01 per share. These issuances were exempt from registration requirements pursuant to Regulation S.

     On November 18, 2003, we issued an aggregate of 2,430,000 shares of our common stock to Shi Ru, Dick Wu, Judu Wu, Hua Feng Zhu, XianYin Wan, Xiao Fei Yu, Yiao Fan Lu, Li Fen Zhang, Yuan Lu, Jian Chong Bo, James Wilderman, Ralph Westervelt, Robin Bjoklund and Darell Roberts. These shares were purchased by our founder, Julianna Lu, for a purchase price of $0.0025 per share and were gifted by Ms. Lu to the above shareholders. 200,000 of these shares were issued to Xiao Fei Yu and 370,000 of these shares were issued to Dick Wu. Messrs. Yu and Wu are currently members of our Board of Directors. These purchases were exempt from registration requirements pursuant to Regulation S.


     On November 18, 2003, we issued 5,000 shares of our common stock to William Michaluk as a consulting fee for marketing services. The value of such services was estimated to be $12.50. These shares were issued at $0.0025 per share. This issuance was exempt from registration requirements pursuant to Regulation S.

     On December 26, 2003, we issued (1) 100,000  shares of our common stock and
(2) warrants to purchase 100,000 shares of our common stock, to IHI Holdings Ltd. in consideration for $7,617 cash. The per share purchase price of the common stock and warrants was $0.08. The warrants are exercisable at Cdn $0.15 per share and expire on December 26, 2005. These issuances were exempt from registration requirements pursuant to Regulation S.

     On December 26, 2003 we issued 85,000 shares of our common stock to two David Woo and Hua Zhu as a consulting fee for research and development services. The total value of such services was estimated to be $212.50. The shares were issued at $0.0025 per share. These issuances were exempt from registration requirements pursuant to Regulation S.

     On January 29, 2004, we issued an aggregate of 750,000 shares of our common stock to Patrick Wang, Dusica Mladenovic, Kent Ausburn, Loren Currie and RAR Consultant Ltd. in consideration for $11,500 cash. 650,000 of such shares were issued at $0.01 per share and 100,000 of such shares were issued at $0.05 per share. These issuances were exempt from registration requirements pursuant to Regulation S.

     On January 29, 2004, we issued 15,000 shares of our common stock to Hua Zhu as a consulting fee for research and development services. The value of such services was estimated to be $38. These shares were issued at $0.0025 per share. This issuance was exempt from registration requirements pursuant to Regulation S.

     On January 29, 2004, we issued 200,000 shares of our common stock to Anthony Garson as repayment of travel expenses. Such shares were valued at
$2,000 ($0.01 per share). This issuance was exempt from registration requirements pursuant to Regulation S.

     On January 29, 2004, we issued 6,000 shares of our common stock to Bohdan Charyna and Jian Zhang as a consulting fee for marketing services. The total value of such services was estimated to be $15. These shares were issued at $0.0025 per share. These issuances were exempt from registration requirements pursuant to Regulation S.

     On February 25, 2004, we issued 110,000 shares of our common stock to Torben V. Kristian as repayment of a loan in the amount of $8,380. Such shares were issued at $0.08 per share. This issuance was exempt from registration requirements pursuant to Regulation S.

     On February 26, 2004, we issued 310,000 shares of our common stock to Patrick Wang and Howard Lonsdale in consideration for $22,000 cash. 100,000 of such shares were issued at $0.05 per share, 200,000 were issued at $0.08 per share and 10,000 were issued at $0.10 per share. The issuance of the 10,000 shares was exempt from registration requirements pursuant to Section 4(2) of the Securities Act. The other issuances were exempt from registration pursuant to Regulation S.

     On April 18, 2004, we issued (1) 80,000 shares of our common stock and (2) warrants to purchase 80,000 shares of our common stock, to Lin Le Quan in consideration for $20,000 cash. Also on April 18, 2004, we issued (1) 120,000 shares of our common stock and (2) warrants to purchase 120,000 shares of our common stock, to Patrick Wang in consideration for $30,000 cash. These warrants are exercisable at $0.75 per share and expire on April 18, 2005. These issuances were exempt from registration requirements pursuant to Regulation S.

     On May 1, 2004, we issued 2,000,000 shares of our common stock to Julianna (Jenny) Lu and 200,000 shares of our common stock to Xiao Fei Yu. Such shares were issued at $0.001 per share in connection with the purchase of the rights to 26 100% natural medicinal products that comprise our King of Herbs and Taoist Medicine product lines. These issuances were exempt from registration requirements pursuant to Regulation S.

     On May 1, 2004, we issued 9,000 shares of our common stock to William Robertson, Tony Perri and Ray Dumas. These shares were purchased by our founder, Julianna Lu, for a purchase price of $0.0025 per share and were gifted by Ms. Lu to the above shareholders. These purchases were exempt from registration requirements pursuant to Regulation S.

     On May 1, 2004, we issued 35,000 shares of our common stock to Loren Currie in consideration for $350($0.01 per share) cash. This issuance was exempt from registration requirements pursuant to Regulation S.

     On May 2, 2004, we issued 8,300 shares of our common stock to Fei Yu, Tao Zhang, Hao Zhang, Yin Kai Zhang, Ming Zhou, Wei Zhu, Yan Zhu Wei Chuen Lu and Yan Lu. These shares were purchased by our founder, Julianna Lu, for a purchase price of $0.0025 per share and were gifted by Ms. Lu to the above shareholders. These purchases were exempt from registration requirements pursuant to Regulation S.

     On May 3, 2004, we issued 2,400 shares of our common stock to Guang Hua Yu, Long Fa Chan, Guang Hua Wu, Yin Xa Xu, Mie Lie Chang, Juan Feng Hua, Qi Wei and Qiang Yu. These shares were purchased by our founder, Julianna Lu, for a purchase price of $0.0025 per share and were gifted by Ms. Lu to the above shareholders. These purchases were exempt from registration requirements pursuant to Regulation S.

     On May 25, 2004, we issued 18,000 shares of our common stock to Xing Zhu Lu, Zhi Jian Lu, Zhi Fang Lu, Chi Hung Yung and Long Xiang Weng. These shares were purchased by our founder, Julianna Lu, for a purchase price of $0.0025 per share and were gifted by Ms. Lu to the above shareholders. These purchases were exempt from registration requirements pursuant to Regulation S.

     On July 8, 2004, we issued options to purchase 2,500,000 shares of our common stock to Julianna Lu, our principal executive officer, pursuant to Ms. Lu's employment agreement. These options are exercisable at $0.10 and expire on June 1, 2009. This issuance was exempt from registration requirements pursuant to Regulation S.

     On July 8, 2004, we issued options to purchase 800,000 shares of our common stock to Julianna Lu, our principal executive officer, in consideration for past management services. These options are exercisable at $0.05 per share. 300,000 of these options expire on December 30, 2007 and 500,000 of these options expire on April 30, 2008. These issuances were exempt from registration requirements pursuant to Regulation S.

     On July 8, 2004, we issued options to purchase 600,000 shares of our common stock to James Simpson, our current Vice President of Corporate Development, pursuant to a consulting agreement for management services. These options are exercisable at $0.10 per share and expire on June 16, 2009. This issuance was exempt from registration requirements pursuant to Regulation S.

     On July 8, 2004, we issued options to purchase 100,000 shares of our common stock to Jock Chong for corporate development consulting services. The value of such services are expected to be $10,000. These options are exercisable at $0.10 per share and expire on July 8, 2004. This issuance was exempt from registration requirements pursuant to Regulation S.

     On July 8, 2004, we issued options to purchase 350,000 shares of our common stock to Xiao Fei Yu, our Vice President and one of our Directors, pursuant to Mr. Yu's employment agreements. These options are exercisable at $0.10 per share. 150,000 of these options expire on June 1, 2006 and 200,000 of these options expire on May 26, 2006. These issuances were exempt from registration requirements pursuant to Regulation S.

     On July 8, 2004, we issued options to purchase 150,000 shares of our common stock to Dick Wu, our current Secretary and one of our Directors, pursuant to his employment agreement. These options are exercisable at $0.10 per share and expire on July 6, 2005. This issuance was exempt from registration requirements pursuant to Regulation S. All of these options were exercised on August 12, 2004 and August 16, 2004, as described below.

     On July 9, 2004, we issued options to purchase 600,000 shares of our common stock at $0.10 per share to Kenneth Douglas, our former General Counsel, pursuant to his employment agreement. This issuance was exempt from registration requirements pursuant to Regulation S. 200,000 of these options were exercised on August 16, 2004 and August 18, 2004, as described below, and the remaining options were cancelled after Mr. Douglas' employment agreement was terminated.

     On August 8, 2004, we issued 25,000 shares of our common stock to Kenneth Douglas, our former General Counsel, in consideration for management consulting services. The value of such services was estimated to be $4,167. . This issuance was exempt from registration requirements pursuant to Regulation S.

     Also on August 8, 2004, we issued (1) 25,000 shares of common stock and (2) options to purchase 250,000 shares of our common stock, to Walter Dean Gardner II pursuant to a service contract for financial consulting services. The options are exercisable at $0.10 per share and expire on August 7, 2005. The value of Mr. Gardner's services was estimated to be $4,167. These issuances were exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

     On August 12, 2004 we issued 60,000 shares of our common stock to Dick Wu upon the exercise of options. Such options were exercised at a price of $0.10 per share, for a total cash consideration of $6,000. This issuance was exempt from registration requirements pursuant to Regulation S.

     On August 16, 2004, we issued 90,000 shares of common stock to Dick Wu and 50,000 shares of common stock to Kenneth Douglas upon the exercise of options. Such options were exercised at a price of $0.10 per share, for a total cash consideration of $14,000. These issuances were exempt from registration requirements pursuant to Regulation S.

     On August 18, 2004, we issued (1) 1,000,000 shares of common stock and (2) options to purchase 1,000,000 shares of common stock, to Michael Baybak pursuant to a Consulting Agreement with National Media Associates, dated August 8, 2004, for investor relation services. The options are exercisable at $0.10 per share and expire on August 8, 2007. The value of the services to be provided by National Media Associates is estimated to be $250,000. These issuances were exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

     On August 18, 2004, we issued 1,000,000 shares of common stock to Sichenzia Ross Friedman Ference LLP in consideration for certain legal services performed for us. The value of such services was estimated to be $250,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

     On August 18, 2004, we issued 150,000 shares of our common stock to Kenneth Douglas upon the exercise of options. These options were exercised at a price of $0.10 per share for total cash consideration of $15,000. This issuance was exempt from registration requirements pursuant to Regulation S.

     On August 22, 2004, we issued 5,000 shares of our common stock to Anthony Garson in consideration for marketing services rendered. The value of such services was estimated to be $1,250. This issuance was exempt from registration requirements pursuant to Regulation S.

     On October 2, 2004, we issued 5,000 shares of our common stock to Adam R. Cotterill in consideration for information technology services. The value of such services was estimated to be $1,250. This issuance was exempt from registration requirements pursuant to Regulation S.

     On October 3, 2004, we issued options to purchase 250,000 shares of our common stock to Dick Wu, our current Secretary and one of our Directors, pursuant to his employment agreements. These options are exercisable at $0.20 per share and expire on July 9, 2007. This issuance was exempt from registration requirements pursuant to Regulation S. 150,000 of these options were exercised on October 19, 2004 and November 3, 2004, as described below.

     On October 6, 2004, we issued options to purchase 250,000 shares of our common stock to Xiao Fei Yu, our current Vice President and one of our Directors, pursuant to his employment agreement. These options are exercisable at $0.20 per share and expire on July 9, 2007. This issuance was exempt from registration requirements pursuant to Regulation S.

     On October 18, 2004, we issued 120,000 shares to Richard Hausig for EDGAR filing services. The value of such shares was estimated to be $30,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

     On October 19, 2004, we issued 100,000 shares of common stock to Dick Wu, our current Secretary and one of our Directors, pursuant to the exercise of options at $0.20 per share. This issuance was exempt from registration requirements pursuant to Regulation S.

     On November 2, 2004, we issued 760,000 shares of common stock to Hotway Nutraceutical Canada Co. Ltd. pursuant to an amendment to our Exclusive
Licensing Agreements with Hotway Nutraceutical Canada Co. Ltd. The value of these shares is estimated to be $560,000 based upon the cash amount that was due to Hotway Nutraceutical Canada Co. Ltd. under the Exclusive Licensing Agreements. This issuance was exempt from registration requirements pursuant to Regulation S.

     On November 3, 2004, we issued 50,000 shares of our common stock to Dick Wu, our current Secretary and one of our Directors, pursuant to the exercise of options at $0.20 per share. This issuance was exempt from registration requirements pursuant to Regulation S.

     On November 8, 2004, we issued options to purchase 400,000 shares of our common stock to David Woo, our current Vice President of Research and Development, pursuant to his employment agreement. These options are exercisable at $0.20 per share and expire on November 7, 2007. This issuance was exempt from registration requirements pursuant to Regulation S.

     On November 8, 2004, we issued options to purchase 250,000 shares of our common stock to Dick Wu, our current Secretary and one of our Directors, pursuant to his employment agreements. These options are exercisable at $0.20 and expire on November 7, 2006. This issuance was exempt from registration requirements pursuant to Regulation S.

     On November 9, 2004, we issued 15,000 shares of our common stock to Kenneth Douglas in consideration for management consulting services. The value of such services was estimated to be $3,750. This issuance was exempt from registration pursuant to Regulation S.

     On November 11, 2004,  we issued (1) 20,000  shares of our common stock and
(2) warrants to purchase 20,000 shares of our common stock, to Bryan Holyk in consideration for $5,000 cash. The warrants are exercisable at $0.75 per share and expire November 11, 2005. This issuance was exempt from registration requirements pursuant to Regulation S.

     All of the foregoing issuances were exempt from registration under Section 4(2) of the Securities Act and/or Regulation S, promulgated pursuant to the Securities Act. None of the purchasers who received shares under Regulation S are U.S. persons as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Such purchasers acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied.

Item 27.    Exhibits

Exhibit Number
                                             Description
-------------- -----------------------------------------------------------------
3.01           Articles  of  Incorporation  of  the  A  E&E  Pharma  Corporation
               (Incorporated   by  reference  to  the   Company's   registration
               statement  on Form SB-2  (File No.  333-119034),  filed  with the
               Securities and Exchange Commission on September 16, 2004)
3.02           Certificate of Amendment to Articles of  Incorporation,  changing name to China Health Holding, Inc.  (Incorporated by reference to the  Company's  registration  statement  on Form  SB-2  (File No.
               333-119034), filed with the Securities and Exchange Commission on
               September 16, 2004)
3.03           Bylaws  (Incorporated by reference to the Company's  registration statement  on Form SB-2  (File No.  333-119034),  filed  with the
               Securities and Exchange Commission on September 16, 2004)
5              Opinion of Sichenzia Ross Friedman Ference LLP
10.01          Purchase  Agreement,  dated May 1,  2004,  between  A E&E  Pharma
               Corporation, Julianna (Jenny) Lu and Xiao Fei Yu (Incorporated by reference to the Company's registration statement on Form SB-2
               (File No.  333-119034),  filed with the  Securities  and Exchange
               Commission on September 16, 2004)

10.02 Amended and Restated Intellectual Property Purchase Agreement, dated August 8, 2004, between China Health Holding, Inc., Julianna (Jenny) Lu and Xiao Fei Yu (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on September 16, 2004)
10.03 Exclusive Licensing Agreement for 19 Cordyceps Products, dated March 9, 2004, between Hotway Nutraceutical Canada Co., Ltd. and A E&E Pharma Corporation (Incorporated by reference to the
               Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on September 16, 2004)
10.04 Exclusive Licensing Agreement for De-Daibe and Depressor Herbs, dated March 9, 2004, between Hotway Nutraceutical Canada Co., Ltd. and A E&E Pharma Corporation (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on September 16, 2004)
10.05 Manufacturing Agreement, dated June 8, 2004, between China Health Holding, Inc. and Hotway Nutraceutical Canada Co., Ltd. (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on September 16, 2004)
10.06 Manufacturing Agreement, dated February 9, 2004, between Canadian Phytopharmaceuticals Corp. and A E&E Pharma Corporation (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on September 16, 2004)
10.07 Manufacturing Agreement, dated April 8, 2004, between A E&E Pharma Corporation and GFR Pharma, Ltd. (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on September 16, 2004)
10.08 Lease Agreement, dated May 11, 2004, between A E&E Pharma Corporation and Insignia Corporate Establishments (Eight) Inc. (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on September 16, 2004)
10.09 Executive Management Services Agreement, dated June 1, 2004, between China Health Holding, Inc. and Julianna (Jenny) Lu (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on September 16, 2004)
10.10 Director Services Agreement, dated May 26, 2004, between China Health Holding, Inc. and Xiao Fei Yu (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on September 16, 2004)
10.11 Consulting Services Agreement, dated June 8, 2004, between China Health Holding, Inc. and Xiao Fei Yu (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on September 16, 2004)
10.12 Director Consulting Services Agreement, dated July 8, 2004, between China Health Holding, Inc. and Dick Wu (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on September 16, 2004)
10.13 Management Services Agreement, dated July 9, 2004, between China Health Holding, Inc. and Kenneth Douglas (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on September 16, 2004)
10.14 Consulting Agreement, dated August 8, 2004, between China Health Holding, Inc. and National Media Associates (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on September 16, 2004)
10.15 Amendment No. 1 to Consulting Agreement, dated September 6, 2004, between China Health Holding, Inc. and National Media Associates (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on September 16, 2004)
10.16 Letter Agreement, dated November 2, 2004, amending the Exclusive Licensing Agreement for 19 Cordyceps Products and the Exclusive Licensing Agreement for De-Daibe and Depressor Herbs between
               Hotway Nutraceutical Canada Co., Ltd. and A E&E Pharma Corporation (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on November 22, 2004)

10.17 Lease Agreement, dated October 20, 2004, between China Health Holding, Inc. and Insignia Office Centers (Vancouver), Inc. (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on November 22, 2004)
10.18 Management Consulting Agreement, dated November 8, 2004, between China Health Holding, Inc. and Dr. Wu, Xiannan (David Woo)
               (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on November 22, 2004)
10.19 Amendment dated October 3, 2004 to Director Consulting Agreement between China Health Holding, Inc. and Dick Wu (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on November 22, 2004)
10.20 Amendment dated October 6, 2004 to Management Consulting Agreement between China Health Holding, Inc. and Xiao Fei Yu
               (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on November 22, 2004)
10.21 Management Consulting Services Agreement, dated November 16, 2004, between China Health Holding, Inc. and James H. Simpson (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119034), filed with the Securities and Exchange Commission on November 22, 2004)
23.01          Consent of  Sichenzia  Ross  Friedman  Ference LLP  (Included  in
               Exhibit 5)
23.02          Consent of Dale Matheson Carr-Hilton Labonte



Item 28.    Undertakings

      The undersigned Registrant hereby undertakes:

          (1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

                    (i) to include any Prospectus  required by Section  10(a)(3)
               of the Securities Act;

                    (ii) to  reflect  in the  Prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) to include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

          (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

          (3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

          (4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

     Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in British Columbia, Canada on February 9, 2005.


                       CHINA HEALTH HOLDING, INC.


                       By:  /s/ Julianna Lu
                            ---------------
                           Julianna (Jenny) Lu,
                           Chief Executive Officer, Principal
                           Financial Officer, Principal Accounting Officer, Treasurer and Chairman of the Board of Directors


     In  accordance   with  the   requirements   of  the  Securities  Act,  this
Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.


   Signature                                           Title                                 Date
--------------------------      -------------------------------------------------    -------------------

 /s/ Julianna Lu                 Chief Executive Officer, Principal Financial        February 9, 2005
---------------------            Officer, Principal Accounting Officer, Treasurer
Julianna (Jenny) Lu              and Chairman of the Board of Directors

 /s/ Xiao Fei Yu                 Director                                            February 9, 2005
---------------------
Xiao Fei Yu

/s/ Dick Wu                      Director                                            February 9, 2005
---------------------
Dick Wu

                                     II-10